Exhibit B

Execution Version

ROLLOVER AGREEMENT

THIS ROLLOVER AGREEMENT (this “Agreement”) is made and effective as of March 31, 2022 by and between Callodine MN Holdings, Inc., a Delaware corporation (“TopCo”), and the undersigned individual designated as “Rollover Holder” on the signature page attached hereto (“Rollover Holder”). Unless otherwise set forth herein, capitalized terms used herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

Solely in the event that the Merger Agreement is terminated in accordance with its terms, this Agreement will be null and void and of no further force or effect, including with respect to Rollover Holder’s commitment to rollover the Rollover Shares (as defined below) pursuant to this Agreement.

RECITALS

WHEREAS, reference is hereby made to the Agreement and Plan of Merger, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Callodine MidCo, Inc. (“Parent”), a Delaware corporation and a direct wholly owned subsidiary of TopCo, Callodine Merger Sub, Inc., a Delaware corporation (“Corp Merger Sub”) and a direct wholly owned subsidiary of Parent, Callodine Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Corp Merger Sub (“LLC Merger Sub”), Manning & Napier, Inc., a Delaware corporation (the “Company”), and Manning & Napier Group, LLC a Delaware limited liability company and Subsidiary of the Company (“Group LLC”), pursuant to which Corp Merger Sub will merge with and into the Company (with the Company surviving and becoming a direct wholly owned subsidiary of Parent) and LLC Merger Sub will merge with and into Group LLC (with Group LLC surviving and becoming a direct wholly owned subsidiary of the Company);

WHEREAS, Rollover Holder desires to irrevocably contribute to TopCo, and TopCo desires to receive from Rollover Holder, 175,902 shares of the Company’s Class A Stock (such shares of Class A Stock, “Rollover Shares”) in exchange for the issuance by TopCo to Rollover Holder of the applicable TopCo Shares (as hereinafter defined) and desires to irrevocably substitute options to purchase 500,000 shares of the Company’s Class A Stock (such options, “Rollover Options”) with TopCo Options (as hereinafter defined), in each case in accordance with this Agreement (the “Rollover Transaction”), which contribution and receipt shall occur substantially contemporaneously with, and contingent upon, the closing of the Company Merger;

WHEREAS, concurrently with the execution of this Agreement, TopCo and Rollover Holder are entering into a rollover-bonus-opportunity letter agreement in the form attached hereto as Exhibit A, which provides for either a cash payment or the issuance of additional shares of TopCo common stock, in TopCo’s sole discretion, to Rollover Holder in certain circumstances; and

WHEREAS, for U.S. federal income tax purposes, the Rollover Transaction, taken together with certain contributions prior to and in connection with the transactions contemplated in the Merger Agreement (the “Transactions”), is intended to qualify as an exchange within the meaning of Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

IDENTIFICATION OF SECURITIES

Section 1.1 Rollover Closing. Rollover Holder hereby irrevocably designates its Rollover Shares and Rollover Options for which Rollover Holder would otherwise be entitled to receive Merger Consideration or other payments under the Merger Agreement in accordance with the Merger Agreement as instead subject to the treatment as set forth below in this Section 1.1. Rollover Holder acknowledges and hereby agrees that:

(a) Upon the closing of the Rollover Transaction (such closing, the “Rollover Closing”), which Rollover Closing shall occur substantially contemporaneously with and contingent upon the closing of the Company Merger, and without further action on the part of any Person, the Rollover Shares will be and are hereby automatically contributed by Rollover Holder to TopCo in exchange for the issuance to Rollover Holder of a number of shares of common stock, par value $0.01 per share, of TopCo (“TopCo Common Stock” and such shares so issued in such exchange, the “TopCo Shares”) equal to the number of Rollover Shares multiplied by the Exchange Ratio (rounding the resulting number down to the nearest whole number of shares of TopCo Common Stock). Upon the Rollover Closing, which Rollover Closing shall occur substantially contemporaneously with and contingent upon the closing of the Company Merger, and without further action on the part of any Person, the Rollover Options will be and are hereby substituted with options to purchase a number of shares of TopCo Common Stock (such options so issued in such substitution, the “TopCo Options”) equal to the number of shares of the Company’s Class A Stock issuable upon exercise of the Rollover Options multiplied by the Exchange Ratio (rounding the resulting number down to the nearest whole number of shares of TopCo Common Stock). From and after the Rollover Closing: (A) the per share exercise price for a share of TopCo Common Stock issuable upon exercise of each TopCo Option shall be determined by dividing the per share exercise price of a share of the Company’s Class A Stock subject to the corresponding Rollover Option, as in effect immediately prior to the Rollover Closing, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (B) the terms, status as an incentive stock option under Code Section 422 or a nonstatutory stock option and vesting schedule of such TopCo Option shall otherwise remain unchanged from the corresponding terms, status, and vesting schedule of the corresponding Rollover Options as a result of the Rollover Transaction; provided, that TopCo’s (or the applicable Affiliate of TopCo’s) board of directors shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to the administration of such TopCo Options. For purposes hereof, the “Exchange Ratio” means (x) the Merger Consideration divided by (y) the Book

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Value Per Share (calculated on a pro-forma basis as of immediately following the Closing, including giving effect to (I) any fees and expenses borne by TopCo pursuant to Section 9.17 of the Stockholders Agreement (as defined below) and (II) any deposit of cash into the Payment Fund by the Company pursuant to Section 2.3(a) of the Merger Agreement); and

(b) Upon Rollover Holder’s receipt of the TopCo Shares and any TopCo Common Stock issued upon exercise of TopCo Options, the TopCo Shares, such TopCo Common Stock and Rollover Holder will be subject in all respects to the terms and conditions of TopCo’s certificate of incorporation (as in effect as of the Closing and as amended from time to time thereafter in accordance with its terms, the “TopCo Certificate of Incorporation”), the bylaws of TopCo (as in effect as of the Closing and as amended from time to time thereafter in accordance with their terms, the “TopCo Bylaws”) and to the terms and conditions of a Stockholders Agreement (to be entered into by Rollover Holder at or prior to the Rollover Closing) by and among TopCo, Rollover Holder and the other TopCo stockholders party thereto from time to time, in the form attached hereto as Exhibit B (as amended from time to time in accordance with its terms, the “Stockholders Agreement” and together with the TopCo Certificate of Incorporation and the TopCo Bylaws, the “TopCo Governing Documents”).

Section 1.2 Stockholders Agreement. At or prior to the Rollover Closing, Rollover Holder shall (a) deliver a counterpart signature page to the Stockholders Agreement to TopCo and (b) accept, and become subject to, the rights, restrictions and other provisions of the Stockholders Agreement. TopCo shall hold such signature page in escrow to be automatically released at the Closing. Rollover Holder hereby acknowledges and agrees that Rollover Holder will not receive any portion of the Merger Consideration with respect to its Rollover Shares or any payment under the Merger Agreement with respect to its Rollover Options and instead will receive only the TopCo Shares or TopCo Options, as applicable, in exchange therefor.

Section 1.3 Transfer Restrictions. Rollover Holder agrees that from and after the date hereof and until the Rollover Closing, Rollover Holder shall not directly or indirectly sell, assign, convey, transfer, pledge, encumber or otherwise dispose of (each a “Transfer”) any of his or her Rollover Shares or Rollover Options, nor exercise any of his or her Rollover Options either voluntarily or involuntarily or by operation of law; provided, however, that Rollover Holder shall Transfer his or her Rollover Shares to TopCo pursuant to Section 1.1 hereof upon the Rollover Closing.

ARTICLE II

TAX TREATMENT

The Rollover Transaction, taken together with certain contributions prior to and in connection with the Transactions, is intended to qualify as an exchange within the meaning of Section 351(a) of the Code (“Intended Tax Treatment”). Each party shall, and shall cause its Affiliates (if applicable) to, file all tax returns in a manner consistent with the Intended Tax Treatment. Each party agrees that it shall not file any tax returns or other document or take any other actions that would be inconsistent with the Intended Tax Treatment, unless required by a final determination within the meaning of Section 1313 of the Code.

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ARTICLE III

RESTRICTIONS ON TOPCO SHARES; LEGEND

Section 3.1 Restrictions on TopCo Shares. None of the TopCo Shares or TopCo Options to be received or held by Rollover Holder pursuant to this Agreement (including any securities to be received as a result of dividends, splits or any other forms of recapitalization in respect of such TopCo Shares) nor any shares of TopCo Common Stock issued upon exercise of such TopCo Options shall be later transferred (including any sale, assignment, pledge, hypothecation or other disposition or encumbrance), either voluntarily or involuntarily, directly or indirectly, by Rollover Holder except (a) pursuant to an effective registration under the Securities Act of 1933, as amended (including all rules and regulations promulgated thereunder, the “Securities Act”), or in a transaction which qualifies as an exempt transaction under the Securities Act, and further (b) in accordance with the restrictions on transfer and other terms and conditions under the TopCo Governing Documents. TopCo shall not be required (i) to transfer on its books any TopCo Shares, TopCo Options, or shares of TopCo Common Stock issued upon exercise of TopCo Options which shall have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such TopCo Shares, TopCo Options, or shares of TopCo Common Stock issued upon exercise of TopCo Options or to accord the right to vote as such owner or to pay dividends to any transferee to whom such TopCo Shares, TopCo Options, or shares of TopCo Common Stock issued upon exercise of TopCo Options shall have been so transferred.

Section 3.2 Legend. All TopCo Shares and shares of TopCo Common Stock issued upon exercise of TopCo Options will be uncertificated unless otherwise determined by the board of directors of TopCo (the “Board”). If any TopCo Shares or shares of TopCo Common Stock issued upon exercise of TopCo Options are certificated, then such TopCo Shares or shares of TopCo Common Stock shall be imprinted with the following legends (or a legend or legends substantially similar thereto):

(a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

(b) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A ROLLOVER AGREEMENT AND IN A STOCKHOLDERS AGREEMENT AMONG THE ISSUER AND CERTAIN OTHER PARTIES THERETO (INCLUDING THE NAMED HOLDER OF THIS CERTIFICATE). COPIES OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF ROLLOVER HOLDER

Rollover Holder hereby represents and warrants to TopCo as follows, which representations and warranties are true as of the date hereof and will remain true at all times through the Rollover Closing:

Section 4.1 Ownership of Shares. Rollover Holder is the sole record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of all Rollover Shares and all Rollover Options, free and clear of all Liens (other than those created under the Stockholder Support Agreement dated as of March 31, 2022 between Rollover Holder and Parent), and has the power and authority to sell, transfer, assign and deliver its Rollover Shares to TopCo as provided in this Agreement.

Section 4.2 Authorization. Rollover Holder has all necessary power and authority to execute and deliver this Agreement, to perform Rollover Holder’s obligations hereunder and to consummate the transactions contemplated hereby. If Rollover Holder is not a natural person, the execution, delivery and performance by Rollover Holder of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate, limited liability company, partnership or trust action of Rollover Holder. This Agreement has been duly executed and delivered by Rollover Holder and constitutes a legal, valid and binding obligation of Rollover Holder, enforceable against Rollover Holder in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought (the “Enforceability Exceptions”). Rollover Holder’s entry into this Agreement does not require the consent of Rollover Holder’s spouse, if any.

Section 4.3 Non-Contravention. Neither the execution and delivery of this Agreement by Rollover Holder nor the consummation by Rollover Holder of the transactions contemplated hereby, nor compliance by Rollover Holder with any of the terms or provisions hereof, will (a) conflict with or violate any provision of Rollover Holder’s trust or other organizational documents (if Rollover Holder is not a natural person) or (b) (i) violate any Law applicable to Rollover Holder, (ii) with or without notice, lapse of time or both, violate or constitute a breach under any of the terms, conditions or provisions of any Contract or Permit to which Rollover Holder is a party or accelerate or give rise to a right of termination, cancellation or acceleration of any of Rollover Holder’s obligations under any such Contract or Permit or to the loss of any benefit under any such Contract or Permit or (iii) result in the creation of any Lien on any properties, rights or assets of Rollover Holder.

Section 4.4 Governmental Approvals. No notices, consents, authorizations, approvals, orders or Permits of, or filings, declarations or registrations with, any Governmental Entity are necessary for the execution, delivery and performance of this Agreement by Rollover Holder and the consummation by Rollover Holder of the transactions contemplated hereby.

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Section 4.5 Brokers. No broker, finder, investment banker, financial advisor or other similar Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Rollover Holder.

Section 4.6 Acquisition for Investment. Rollover Holder is acquiring the TopCo Shares, TopCo Options, and shares of TopCo Common Stock issued upon exercise of TopCo Options for investment and not with a view to distributing all or any part thereof in any transaction which would constitute a “distribution” within the meaning of the Securities Act.

Section 4.7 Sophistication of Rollover Holder. Rollover Holder is an “accredited investor” (as such term is defined in Rule 501 promulgated under the Securities Act), is sophisticated in financial matters, is able to evaluate the risks and benefits of the investment in the shares of TopCo, and has determined that an investment in the TopCo Shares and TopCo Options is suitable for Rollover Holder based upon Rollover Holder’s financial situation and needs as well as based on Rollover Holder’s other securities holdings. Rollover Holder has the capacity to protect Rollover Holder’s own interests in connection with the transactions contemplated by this Agreement.

Section 4.8 Economic Risk. Rollover Holder has sufficient knowledge and experience in financial and business matters such that Rollover Holder is capable of evaluating the merits and risks of Rollover Holder’s investment in the TopCo Shares and TopCo Options. Rollover Holder is able to bear the economic risk of an investment in the TopCo Shares and TopCo Options for an indefinite period of time. Rollover Holder understands that the TopCo Shares and the TopCo Options have not been registered under the Securities Act and cannot later be sold unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Rollover Holder acknowledges that the TopCo Shares and TopCo Options will be subject in all respects to the provisions of the TopCo Governing Documents and the Stockholders Agreement.

Section 4.9 Information. Rollover Holder acknowledges it has received materials describing the Company, TopCo, the TopCo Governing Documents, the TopCo Shares, the TopCo Options and the risks associated therewith, including the levered nature of the Company following the closing of the Company Merger and the related restrictions on the Company’s operations and finances; has had an opportunity to ask questions and receive answers concerning the terms and conditions of the same; and has had full access to all other information concerning TopCo and the TopCo Shares and TopCo Options as Rollover Holder has requested in connection with Rollover Holder entering into this Agreement. The Rollover Holder acknowledges that despite his or her position as a member of senior management of the Company prior to the Company Merger, the Rollover Holder may not be privy to or familiar with some of the information that TopCo has received or created, including projections and other information that may be indicative of a per-share value of the Rollover Shares that is substantially different than the per-share merger consideration reflected in the Merger Agreement, and/or of a per-share value of the TopCo Shares or TopCo Options that is substantially different than the per-share value implied by the Exchange Ratio. The Rollover Holder understands the disadvantage to which the Rollover Holder is subject on account of the disparity of information as between him or her and TopCo, has read and acknowledged the risks described in Exhibit C, and accepts such risks.

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Section 4.10 Limitations on Disposition. Rollover Holder recognizes that no public market exists for the TopCo Shares, TopCo Options, or shares of TopCo Common Stock issued upon exercise of TopCo Options, and that there is no assurance that one will exist in the future. Rollover Holder understands that Rollover Holder must bear the economic risk of this investment indefinitely unless the TopCo Shares, TopCo Options, or shares of TopCo Common Stock issued upon exercise of TopCo Options are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of the TopCo Shares, TopCo Options, or shares of TopCo Common Stock issued upon exercise of TopCo Options is qualified under applicable state securities laws or an exemption from such qualification is available, and that TopCo has no obligation or present intention of so registering the TopCo Shares, TopCo Options, or shares of TopCo Common Stock issued upon exercise of TopCo Options. Rollover Holder further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow Rollover Holder to transfer any or all of the TopCo Shares, TopCo Options, or shares of TopCo Common Stock issued upon exercise of TopCo Options, in the amounts, or at the times Rollover Holder might propose. Rollover Holder understands at the present time Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission (“Rule 144”) is not applicable to sales of the TopCo Shares, TopCo Options, or shares of TopCo Common Stock issued upon exercise of TopCo Options because they are not registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and there is not publicly available information concerning TopCo as specified in Rule 144. Rollover Holder understands that TopCo may never register the TopCo Shares, TopCo Options, or shares of TopCo Common Stock issued upon exercise of TopCo Options under Section 12 of the Exchange Act, and may never make publicly available the information specified in Rule 144. Rollover Holder further acknowledges that the TopCo Governing Documents contain restrictions on the disposition of the TopCo Shares, TopCo Options, or shares of TopCo Common Stock issued upon exercise of TopCo Options.

Section 4.11 TopCo Governing Documents. Rollover Holder represents and warrants that Rollover Holder has read and reviewed the TopCo Governing Documents, and is aware of the rights, restrictions and obligations applicable to the TopCo Shares, TopCo Options, and shares of TopCo Common Stock issued upon exercise of TopCo Options thereunder.

Section 4.12 No Employment Rights. This Agreement is not an employment or other service contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of TopCo (or a parent or Subsidiary of TopCo) or the Company to terminate Rollover Holder’s employment or other service relationship with TopCo or its affiliates for any reason at any time, with or without cause and with or without notice.

ARTICLE V

REPRESENTATION AND WARRANTIES OF TOPCO

TopCo hereby represents and warrants to Rollover Holder as follows:

Section 5.1 Organization; Standing. TopCo is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

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Section 5.2 Authorization. TopCo shall increase its authorized numbers of shares to an amount sufficient to cover the issuance of all TopCo Shares and shares of TopCo Common Stock issuable upon exercise of TopCo Options hereunder. Subject to the foregoing sentence, TopCo has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Subject to the first sentence of this Section 5.2, the execution, delivery and performance by TopCo of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action of TopCo. This Agreement has been duly executed and delivered by TopCo and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of TopCo, enforceable against TopCo in accordance with its terms, subject to the Enforceability Exceptions.

Section 5.3 Non-Contravention. Neither the execution and delivery of this Agreement by TopCo nor the consummation by TopCo of the transactions contemplated hereby, nor compliance by TopCo with any of the terms or provisions hereof, will conflict with or violate any provision of the TopCo Governing Documents.

Section 5.4 Governmental Approvals. Assuming that all filings, approvals, notices and consents (including expired waiting periods, if applicable) of Governmental Entities as set forth in Section 3.4(b) of the Merger Agreement are obtained or made, as the case may be, no notices, consents, authorizations, approvals, orders or Permits of, or filings, declarations or registrations with, any Governmental Entity are necessary for the execution, delivery and performance of this Agreement by TopCo and the consummation by TopCo of the transactions contemplated hereby.

ARTICLE VI

SURVIVAL

The representations, warranties and covenants of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE VII

FURTHER ASSURANCES

Following the consummation of the transactions described herein, each party to this Agreement will take such further action (including the execution and delivery of such further instruments and documents) as is reasonably necessary to carry out the purpose of this Agreement as any other party hereto may reasonably request, all at the sole cost and expense of such requesting party.

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ARTICLE VIII

WAIVER OF INSPECTION RIGHTS; WAIVER AND RELEASE

Section 8.1 Waiver of Inspection Rights. Rollover Holder acknowledges and agrees that, except for such information as may be expressly required to be delivered to Rollover Holder by TopCo pursuant to the TopCo Governing Documents, Rollover Holder will have no right to receive any information from TopCo by virtue of the receipt and ownership of the TopCo Shares, TopCo Options, or shares of TopCo Common Stock issued upon exercise of TopCo Options or as a result of Rollover Holder being a holder of record of stock of TopCo. Without limiting the foregoing, to the fullest extent permitted by law, Rollover Holder hereby waives all inspection rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the Law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to TopCo, the TopCo Shares, TopCo Options, or shares of TopCo Common Stock issued upon exercise of TopCo Options or any other class of equity of TopCo (and including in respect of all equity securities of TopCo that Rollover Holder may later acquire) (the “Inspection Rights”). Rollover Holder hereby covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

Section 8.2 Waiver and Release. Rollover Holder hereby irrevocably releases and waives any and all actions, causes of actions, rights or claims, whether known or unknown, contingent or matured, and whether currently existing or hereafter arising that he or she may have or hereafter acquire with respect to facts that existed on or prior to the date of this Agreement (collectively, “Actions”) against TopCo and its affiliates and its and their officers, directors, equityholders, partners, members, employees, agents and representatives (collectively, and including the Company and its subsidiaries following the Mergers, the “Released Person”) in any way, directly or indirectly, arising out of, relating to or resulting from TopCo’s failure to disclose information to Rollover Holder upon or prior to Rollover Holder’s decision to execute this Agreement, including, without limitation, Actions under applicable federal and/or state securities laws and common-law-fraud doctrines. Rollover Holder also agrees that he or she will not institute or maintain, or assist any person or entity in instituting or maintaining, any action, cause of action, suit, complaint or other proceeding against TopCo or any other Released Person as a result of TopCo or any other Released Person’s failure to disclose information to Rollover Holder upon or prior to Rollover Holder’s decision to execute this Agreement. Rollover Holder intends to effect, to the maximum extent permitted by law, a complete, voluntary and knowing release and waiver of his or her rights as set forth above in this paragraph.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Entire Agreement; Amendments and Waivers. This Agreement and the TopCo Governing Documents represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement may only be amended, supplemented or changed by a written instrument signed by TopCo and Rollover Holder. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such provision so waived is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf

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of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 9.2 Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and any appellate court from any thereof, in any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such Action shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery or any Federal court of the United States of America sitting in the State of Delaware, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in any such court and (d) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9.3 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (A) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (B) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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Section 9.4 Binding Effect; Beneficiaries; Assignment.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement.

(b) No Rollover Holder may assign this Agreement or all or any part of its rights or obligations hereunder, directly or directly (by operation of law or otherwise) without the prior written consent of TopCo. Any attempted assignment without obtaining such required consent shall be null and void.

Section 9.5 Severability. If any condition, term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other conditions, terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.6 Independent Counsel. Rollover Holder acknowledges that this Agreement has been prepared on behalf of TopCo by Sidley Austin LLP (“Sidley”), counsel to TopCo, and that Sidley does not represent, and is not acting on behalf of, Rollover Holder. Rollover Holder has been provided with an opportunity to consult with Rollover Holder’s own counsel with respect to this Agreement.

Section 9.7 Counterparts. This Agreement may be executed in any number of counterparts (including by means of email in pdf format), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Section 9.8 Signatures. Signatures may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Rollover Agreement as of the date first above written.

TOPCO:

CALLODINE MN HOLDINGS, INC.

By:	/s/ James Morrow
Name:	James Morrow
Title	Chief Executive Officer

[Signature Page to the Rollover Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Rollover Agreement as of the date first above written.

ROLLOVER HOLDER:

/s/ Marc Mayer
Marc Mayer
Address:	1185 Park Ave Apt 16G
NYC, NY 10128

[Signature Page to the Rollover Agreement]

Exhibit A

Rollover Bonus Opportunity Agreement

(See attached)

Execution Version

Callodine MN Holdings, Inc.

c/o Callodine Group, LLC

Two International Place

Ste. 1830

Boston, MA 02110

March 31, 2022

Marc Mayer

c/o Callodine MN Holdings, Inc. Two International Place

Ste. 1830

Boston, MA 02110

Re:    Rollover “Bonus” Opportunity

Dear Sir or Madam:

Callodine MN Holdings, Inc., a Delaware corporation (“TopCo”), and the undersigned individual designated as the “Rollover Holder” on the signature page hereto (the “Rollover Holder”), who is a holder of shares of Class A Common Stock (“Class A Stock”) of Manning & Napier, Inc., a Delaware corporation (the “Company”), are executing this letter agreement (this “Letter Agreement”) in connection with the Rollover Holder’s entry into a Rollover Agreement dated as of even date herewith (the “Rollover Agreement”) with TopCo pursuant to which (i) options to purchase shares of Class A Stock will be substituted with options to purchase shares of common stock of TopCo and (ii) the Rollover Holder will contribute to TopCo, and TopCo will receive from the Rollover Holder, shares of Class A Stock in exchange for the issuance by TopCo to the Rollover Holder of shares of common stock of TopCo. We refer to the foregoing substitution, contribution and receipt as the “Rollover Transaction”; to the shares of Class A Stock subject to the foregoing exchange (including shares of Class A Stock that would be issuable upon net or “cashless” exercise of the options subject to the foregoing substitution) as the “Rollover Shares”; and to the shares of common stock of TopCo received by the Rollover Holder in exchange for the Rollover Shares (and the shares of common stock of TopCo that would be issuable upon net or “cashless” exercise of the TopCo options issued in the Rollover Transaction) as the “Initial TopCo Shares”.

The Rollover Transaction will close substantially contemporaneously with, and contingent upon, the closing of the merger transactions contemplated by the Merger Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among Callodine MidCo, Inc. (“Parent”), a Delaware corporation and a direct wholly owned subsidiary of TopCo, Callodine Merger Sub, Inc., a Delaware corporation (“Corp Merger Sub”) and a direct wholly owned subsidiary of Parent, Callodine Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Corp Merger Sub, the Company and Manning & Napier Group, LLC, a Delaware limited liability company and subsidiary of the Company. We refer to the consummation of the mergers contemplated under the Merger Agreement as the “Mergers.”

In consideration of the Rollover Holder’s agreement to participate in the Rollover Transaction and to enter into the Rollover Agreement, TopCo wishes to offer the Rollover Holder a further incentive for the Rollover Holder to sustain his or her share ownership in TopCo. As such, and subject to Section 3(a) hereof, TopCo and the Rollover Holder now agree as follows:

1.	Certain Definitions.

(a) “Bonus Factor Percentage” means (i) if the Retained Percentage is 100%, then 20%; (ii) if the Retained Percentage is less than 100% but greater than 75%, then 15%; (iii) if the Retained Percentage is less than or equal to 75% but greater than 50%, then 10%; (iv) if the Retained Percentage is less than or equal to 50% but greater than 33.33%, then 5%; and (v) if the Retained Percentage is less than or equal to 33.33%, then zero.

(b) “Bonus Vesting Date” means the three-year anniversary of the closing of the Mergers.

(c) “Book Value” means, as of the date of calculation thereof, (A) the sum of (x) (i) the total assets of TopCo minus (ii) the total liabilities of TopCo (in each case of each of clause (i) and (ii) as calculated in accordance with U.S. generally accepted accounting principles) and (y) cumulative goodwill amortization and/or amortization or impairment of Other Intangibles, net of any tax benefit from such goodwill or intangible amortization or impairment, of TopCo effected in accordance with U.S. generally accepted accounting principles during the period beginning at the Company Merger Effective Time (as defined in the Merger Agreement) and ending on the date of calculation, divided by (B) the number of shares of common stock of TopCo outstanding on the date of calculation; provided, however, that such definition is subject to revision as set forth in the Stockholders Agreement of TopCo to be entered into on or about the Closing Date (the “Stockholders Agreement”). For purposes of this Agreement, “Other Intangibles” means intangible assets as of December 31, 2021 as reported in the audited consolidated financial statements of Manning & Napier, Inc. included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2022.

(d) “Cause” means (a) a material breach by the Rollover Holder of his or her fiduciary duties to the Company; (b) the Rollover Holder’s material breach of his or her employment agreement or any other agreement between the Company or the Board and the Rollover Holder, which, if curable, remains uncured or continues after 30 days’ notice by the Company thereof; (c) the conviction of, or entry of a plea of guilty or nolo contendere to, (i) any crime constituting a felony in the jurisdiction in which committed, (ii) any crime involving moral turpitude (whether or not a felony), or (iii) any other criminal act involving embezzlement, misappropriation of money, or fraud (whether or not a felony); (d) reporting to work or working while using illegal drugs; or (e) the Rollover Holder’s material negligence or dereliction in the performance of, or failure to perform the Rollover Holder’s duties of employment with the Company, which remains uncured or continues after 30 days’ notice by the Company thereof; or (f) any willful conduct, action or behavior by the Rollover Holder that

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is materially damaging to the Company, whether to the business interests, finance or reputation. In addition, the Rollover Holder’s employment shall be deemed to have terminated for Cause if, on the date that the Rollover Holder’s employment terminates, facts and circumstances exist that would have justified a termination for Cause, even if such facts and circumstances are discovered in good faith after such termination and communicated to the Rollover Holder within 9 months of his termination of employment.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Disability” shall have the same meaning given such term in the long-term disability plan or policy maintained by TopCo.

(g) “Good Reason” means any of the following that has not been approved in writing in advance by the Rollover Holder: (i) a material diminution of the Rollover Holder’s titles including, but not limited to, the appointment of a co-Chief Executive Officer of the Company, the Rollover Holder becoming the chief executive officer of a division or subsidiary instead of the Chief Executive Officer of the Company, or the Rollover Holder no longer reporting directly to the board of directors of TopCo; (ii) a material diminution of the Rollover Holder’s duties, responsibilities, authorities or reporting relationship or obligations such that the Rollover Holder is no longer serving as the sole most senior executive managing the day-to-day operations of the Company’s business (iii) the failure of the board of directors of TopCo to nominate the Rollover Holder for election or reelection as a director of TopCo; (iv) a material reduction in the Rollover Holder’s base salary or target cash bonus (other than pursuant to the terms of the Rollover Holder’s employment agreement); (v) a relocation of the Rollover Holder’s principal place of employment by more than 50 miles from the Company’s offices in Fairport, New York (other than a relocation to New York, New York); (vi) the Rollover Holder is not the Chief Executive Officer of the Company; or (vii) a material breach by the Company of this Agreement or any other agreement between the Company or the board of directors of TopCo and the Rollover Holder. Notwithstanding the foregoing, “Good Reason” for the Rollover Holder to resign shall not exist unless: (A) the Rollover Holder provides the Company with written notice of the existence of the condition giving rise to Good Reason specifying in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Rollover Holder’s employment for Good Reason within 90 days after its initial occurrence; (B) the Company fails to remedy such condition within 30 days after its receipt of such written notice; and (C) the Rollover Holder resigns within 60 days after the cure period has lapsed. In addition to, and in no way limiting, the foregoing, “Good Reason” shall include the agreement of the board of directors of TopCo that a resignation shall be treated as a resignation with Good Reason.

(h) “Retained Percentage” means a fraction (expressed as a percentage) equal to (i) the Retained Shares (including, for this purpose, the shares of common stock of TopCo that would be issuable upon net or “cashless” exercise of options) held (of record and beneficially) by the Rollover Holder at the Bonus Vesting Date, over (ii) (x) the number of shares of Class A Stock held by the Rollover Holder as of the date hereof (including shares of Class A Stock that would be issuable upon net or “cashless” exercise of options held by the Rollover Holder as of the date hereof) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Stock or to the Initial TopCo Shares for which such shares of Class A Stock are exchanged in the Rollover Transaction) multiplied by (y) the Exchange Ratio (as defined in the Rollover Agreement).

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(i) “Retained Shares” means the number of Initial TopCo Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the shares of common stock of TopCo) held by the Rollover Holder as of the Bonus Vesting Date (which shall include any (i) shares of common stock of TopCo that would be issuable upon net or “cashless” exercise of options held by the Rollover Holder as of such date and (ii) shares held by the Rollover Holder as of such date that were acquired by exercise of any options); provided that (1) if TopCo purchases any shares held by the Rollover Holder pursuant to Section 7.1 of the Stockholders Agreement, then such shares shall be deemed outstanding and included as Initial TopCo Shares held by Rollover Holder as of the Bonus Vesting Date for purposes of this definition and (2) any sales, transfers, tenders, forfeitures or other dispositions by the Rollover Holder of TopCo common stock after the closing of the Mergers will be on a “last in, first out” basis, such that any such sales, transfers, tenders, forfeitures or other dispositions will be deemed to be first of any other shares of TopCo common stock subsequently purchased or received by the Rollover Holder prior to Initial TopCo Shares.

2.	Bonus Payment.

(a) Bonus Amount. If the Rollover Holder satisfies the Continuous Employment Requirement (as defined below) or has a Good Leaver Termination (as defined below), then the Rollover Holder will receive from TopCo a bonus payment (the “Bonus Payment”) payable in cash (subject to the following proviso) equal in amount to (i) the Retained Shares, multiplied by (ii) the Bonus Factor Percentage, multiplied by (iii) the Merger Consideration (as defined in the Merger Agreement); provided, however, that Topco may elect (in its discretion) to satisfy all or part of the Bonus Payment in shares of fully-vested common stock of TopCo in lieu of cash, and in such event each share of TopCo common stock will be valued for such purpose at Book Value as of the Bonus Vesting Date.

(b) Timing. TopCo shall make the Bonus Payment to the Rollover Holder within 30 days following the Bonus Vesting Date.

(c) Continuous Employment. In order to receive any Bonus Payment hereunder, the Rollover Holder must remain continuously employed with TopCo or one of its affiliates (including the Company) from the date of this Letter Agreement through the Bonus Vesting Date. We refer to this as the “Continuous Employment Requirement.” Subject to the following proviso, if the Continuous Employment Requirement is not satisfied for any reason, then the Continuous Employment Requirement will be deemed to have failed, and the Rollover Holder will not receive any Bonus Payment (or any portion thereof); provided, however, that if TopCo or its applicable affiliate terminates the Rollover Holder’s employment without Cause or on account of Disability, if the Rollover Holder dies, or if the Rollover Holder resigns on account of Good Reason (any such separations, a “Good Leaver Termination”) in any such case prior to the Bonus Vesting Date, then the Continuous Employment Requirement will be deemed satisfied, and the Bonus Payment will be due in the manner and at the time as otherwise provided for herein (including Section 2(b) hereof).

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3.	Miscellaneous.

(a) Effectiveness. The effectiveness of this Letter Agreement is subject to the closing of the Mergers. If the Mergers do not occur, then this Letter Agreement will be void ab initio.

(b) Amendment; Waiver. This Letter Agreement may only be amended, supplemented or changed by a written instrument signed by TopCo and the Rollover Holder. Each provision in this Letter Agreement may only be waived by written instrument making specific reference to this Letter Agreement signed by the party against whom enforcement of any such provision so waived is sought.

(c) No Right To Employment. This Letter Agreement shall not be construed as giving Rollover Holder the right to employment or continued employment with TopCo or any of its affiliates, which employment is “at will.” As such, TopCo or any of its affiliates (as applicable) may terminate the Rollover Holder’s employment at any time and for any reason.

(d) No Equity Interest by Virtue of Potential Bonus Payment. Neither this Letter Agreement nor the potential Bonus Payment creates or conveys in the Rollover Holder any equity ownership interest in TopCo, unless and until TopCo pays the Bonus Payment in shares of TopCo common stock. As such, until such time, the Rollover Holder will not have any rights associated with equity ownership in TopCo in respect of the Bonus Payment, including any right to vote any shares that TopCo may later issue to the Rollover Holder as part of a Bonus Payment.

(e) Transferability. Except with the prior written consent of TopCo, the Rollover Holder may not sell, assign, transfer (including by participation), pledge or otherwise encumber, in whole or in part, any part of the Bonus Payment or any of the Rollover Holder’s other rights or obligations hereunder, whether voluntarily or by operation of law.

(f)	Taxes.

(i) General. The Rollover Holder is solely responsible for the tax consequences to the Rollover Holder of being party to this Letter Agreement and receiving a Bonus Payment hereunder. In no event shall TopCo or any of its officers, directors or affiliates have any liability with respect to such tax consequences.

(ii) Withholding. If TopCo determines that it is obligated to withhold any tax in connection with a Bonus Payment under this Letter Agreement, TopCo shall withhold such required amount from such Bonus Payment, and shall do so through by reducing the portion (if applicable) paid in cash or paid in shares of TopCo common stock, or a combination thereof.

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(g) Section 409A. This Letter Agreement is intended to comply with, or be exempt from, the provisions of Section 409A of the Code and shall be interpreted and construed consistently with such intent. All references in this Letter Agreement to the Rollover Holder’s termination of employment shall mean the Rollover Holder’s “separation from service” within the meaning of Section 409A of the Code, and the regulations thereunder. TopCo makes no representation or warranty and shall have no liability to the Rollover Holder or any other person if any provisions of this Letter Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such section. In the event the terms of this Letter Agreement would subject the Rollover Holder to taxes or penalties under Section 409A of the Code (“409A Penalties”), TopCo and the Rollover Holder shall cooperate diligently to amend the terms of this Letter Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall TopCo or any of its affiliates be responsible for any 409A Penalties that arise in connection with any amounts payable under this Letter Agreement.

(h) Governing Law. This Letter Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Letter Agreement or the negotiation, execution or performance of this Letter Agreement, shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and any appellate court from any thereof, in any action arising out of or relating to this Letter Agreement or the negotiation, execution or performance of this Letter Agreement, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action arising out of or relating to this Letter Agreement or the negotiation, execution or performance of this Letter Agreement in the Delaware Court of Chancery or any Federal court of the United States of America sitting in the State of Delaware, (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in any such court and (iv) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(i) JURY TRIAL WAIVER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS LETTER AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature Pages Follow]

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Yours very truly,

TOPCO:

CALLODINE MN HOLDINGS, INC.

By:
Name:
Its:

Acknowledged and agreed:

THE ROLLOVER HOLDER:

Name:
Address:

[Signature Page to Letter Agreement (Rollover “Bonus” Opportunity)]

Exhibit B

Stockholders Agreement

(See attached)

Execution Version

CALLODINE MN HOLDINGS, INC.

STOCKHOLDERS AGREEMENT

Dated as of [ ], 2022

9.10	Severability	29
9.11	Further Action	29
9.12	Delivery	29
9.13	Entire Agreement	29
9.14	Remedies	29
9.15	Descriptive Headings; Interpretation	29
9.16	Spousal Consent	30
9.17	Fees and Expenses	30
9.18	Survival	30

Schedule 1	- List of Management Stockholders (as of the Effective Date)

CALLODINE MN HOLDINGS, INC.

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT is made and entered into and is effective as of [            ] [     ], 2022 (the “Effective Date”)1, by and among Callodine MN Holdings, Inc., Inc., a Delaware corporation (the “Company”), and the Stockholders (as defined herein). Unless otherwise indicated herein, capitalized terms used herein are defined in Article I hereof.

WHEREAS, Callodine MidCo, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Parent”), Callodine Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of Parent (“Corp Merger Sub”), Callodine Merger Sub, LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of Corp Merger Sub (“LLC Merger Sub”), Manning & Napier, Inc., a Delaware corporation (“Portfolio Company”), and Manning & Napier Group, LLC a Delaware limited liability company and subsidiary of Portfolio Company (“Group LLC”), previously entered into that certain Agreement and Plan of Merger, dated as of March 31, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Corp Merger Sub agreed to merge with and into Portfolio Company (with Portfolio Company being the surviving entity) and LLC Merger Sub agreed to merge with and into Group LLC (with Group LLC being the surviving entity) (such mergers, the “Mergers”);

WHEREAS, certain of the Management Stockholders and the Company previously entered into Rollover Agreements (the “Rollover Agreements”), pursuant to which such Management Stockholders agreed to exchange certain of their shares of capital stock of Portfolio Company for shares of Company Stock to be issued substantially contemporaneously with the closing of the transactions contemplated under the Merger Agreement;

WHEREAS, substantially contemporaneously with the parties’ entry into this Agreement, the transactions contemplated under the Merger Agreement were or will be consummated; and

WHEREAS, the parties hereto now desire to enter into this Agreement to establish the composition of the Company’s board of directors (the “Board”), to restrict the sale, assignment, transfer, encumbrance or other disposition of the Stockholder Shares (as defined below) and to provide for certain rights and obligations in respect thereto as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

[1]	Note to draft: This Agreement will be dated as of the Closing Date of the Mergers.

ARTICLE I

DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise indicated to the contrary.

“Affiliate” of any Person means any Person that directly or indirectly controls, is controlled by or is under common control with the Person in question, where the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, that the Company shall not be deemed to be an Affiliate of any Stockholder (and vice versa).

“Agreement” means this Stockholders Agreement, as it may be amended, modified or waived from time to time in accordance with its terms.

“Approved Sale” has the meaning set forth in Section 6.1(a).

“Approved Sale Agreements” has the meaning set forth in Section 6.1(f).

“Available Cash” has the meaning set forth in Section 7.2(f)(i).

“Board” has the meaning set forth in the recitals of this Agreement.

“Business Day” means any day, other than a Saturday, Sunday or any other day on which banks located in New York, New York are closed for business as a result of a federal, state or local holiday, by applicable law or by action of any Governmental Entity.

“Bylaws” means the Company’s bylaws in effect from time to time.

“Cause” has the meaning set forth in Section 7.2(f)(ii).

“Certificate of Incorporation” means the Company’s certificate of incorporation as filed with the Secretary of State of the State of Delaware and in effect from time to time.

“Common Stock” shall have the meaning set forth in the Certificate of Incorporation.

“Company Stock” means, collectively, the Common Stock and any other class or series of shares of capital stock hereafter created by the Company.

“Corp Merger Sub” has the meaning set forth in the recitals of this Agreement.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del.C. § 101, et seq., as it may be amended from time to time, and any successor to the DGCL.

“Disability” has the meaning set forth in Section 7.2(f)(iii)

“Effective Date” has the meaning set forth in the preamble of this Agreement.

“Equity Securities” means (i) Stockholder Shares and any other equity interests in the Company or any of its Subsidiaries (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Board), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Stockholder Shares or other equity interests in the Company or any of its Subsidiaries and (iii) warrants, options, restricted stock units, or other rights to purchase or otherwise acquire Stockholder Shares or other equity interests in the Company or any of its Subsidiaries.

“Exempt Transfer” means (i) a Transfer between the Sponsor Investor and/or any of its Affiliates, on the one hand, and any other Stockholder and/or any of its Affiliates, on the other hand; and (ii) any repurchase or redemption of Management Shares by the Company from a Management Stockholder; provided that the applicable requirements of Section 5.1(b) are satisfied.

“Family Group” means a Stockholder’s spouse, parents, siblings and children and stepchildren (whether by birth, marriage or adoption) and any trust or other estate planning vehicle established under the laws of the United States or any political subdivision thereof solely for the benefit of such Stockholder and/or such Stockholder’s spouse, parents, siblings or children, or any charitable trust the grantor of which is such Stockholder and/or a member of such Stockholder’s Family Group.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of government.

“Independent Third Party” means any Person that, immediately prior to the contemplated transaction, (i) does not directly or indirectly own in excess of two and one-half percent (2.5%) of the voting Equity Securities of the Company or any of its Subsidiaries on a fully-diluted basis (a “2.5% Owner”), (ii) is not an Affiliate, managed investment fund or portfolio company of, or acting in concert with, a 2.5% Owner and (iii) is not part of the Family Group of a 2.5% Owner.

“Inspection Rights” has the meaning set forth in Section 4.1(b).

“Liquidity Cap” has the meaning set forth in Section 7.2(f)(iv).

“Liquidity Purchases” has the meaning set forth in Section 7.2(a).

“Liquidity Purchase Effective Date” has the meaning set forth in Section 7.2(d).

“Liquidity Window” has the meaning set forth in Section 7.2(f)(v).

“LLC Merger Sub” has the meaning set forth in the recitals of this Agreement.

“Management” means any current or former director, employee, manager, officer, advisor or consultant of the Company or any of its Subsidiaries from time to time.

“Management Shares” means (i) any shares of Common Stock issued upon exercise or settlement of any equity-based or equity-linked awards (including upon exercise or settlement of any stock option, restricted stock or restricted stock unit grant or other incentive equity arrangement) to any director, employee, officer, advisor or consultant of the Company or any of its Subsidiaries (excluding the Sponsor Group) and (ii) any shares of Common Stock issued or sold to any director, employee, manager, officer, advisor or consultant of the Company or any of its Subsidiaries (excluding the Sponsor Group), including any Company Stock issued pursuant to the Rollover Agreement, and any shares of Common Stock referred to in clauses (i) and (ii) above that are transferred to any transferee pursuant to and in accordance with Article V hereof.

“Management Stockholder” means any member of Management who has received Management Shares. The Management Stockholders as of the date hereof are set forth on Schedule 1 hereto. The term “Management Stockholders” also includes those Persons who later agree to be bound by the provisions hereof as a Management Stockholder by executing a joinder agreement hereto in connection with a transfer pursuant to and in accordance with Article V hereof or otherwise.

“Merger Agreement” has the meaning set forth in the recitals of this Agreement.

“Participating Stockholders” has the meaning set forth in Section 5.2(b).

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Proposed Purchaser” has the meaning set forth in Section 5.2(a).

“Public Sale” means any sale of Stockholder Shares to the public (i) pursuant to an offering registered under the Securities Act or (ii) through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Public Transaction” means an initial public offering and sale of any of the Equity Securities of the Company or any Subsidiary thereof pursuant to an effective registration statement under the Securities Act, or a merger or combination with a publicly traded company, or similar transaction, as approved by the Board.

“Repurchase Agreement” has the meaning set forth in Section 6.1(g).

“Repurchase Notice” has the meaning set forth in Section 7.1(c).

“Repurchase Price” has the meaning set forth in Section 7.1(b).

“Repurchase Right” has the meaning set forth in Section 7.1(a).

“Requisite Majority” means the Stockholders holding a majority of the issued and outstanding shares of Common Stock.

“Retirement” has the meaning set forth in Section 7.2(f)(vi).

“Sale Notice” has the meaning set forth in Section 5.2(a).

“Sale of the Company” means the first to occur of (i) any sale or transfer by the Company and its Subsidiaries of all or substantially all of their assets on a consolidated basis to an Independent Third Party or a group of Independent Third Parties acting in concert, in one or a series of related transaction, and (ii) (A) any consolidation, merger or reorganization of the Company or any of its Subsidiaries with or into any other entity or entities (other than wholly-owned Subsidiaries of the Company and other similar internal reorganizations) or (B) any sale or transfer of Stockholder Shares to any Independent Third Party or group of Independent Third Parties acting in concert, in one or a series of related transactions, as a result of which in either case under this clause (ii) such Independent Third Party or group of Independent Third Parties acting in concert acquires Equity Securities, directly or indirectly, having the voting power to elect a majority of the surviving entity’s board of directors and, in the case of (A) or (B), involves the Transfer of more than, in the aggregate, fifty percent (50%) of the then outstanding Stockholder Shares.

“SEC” means the United States Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Sponsor Group” means the Sponsor Investor and its Affiliates and any of their respective managed investment funds, vehicles and portfolio companies (but excluding the Company and its Subsidiaries) and their respective partners, members, directors, employees, equityholders, agents, any successor by operation of law (including by merger) of any such Person and any entity that acquires all or substantially all of the assets of any such Person.

“Sponsor Investor” means Callodine Aggregator, LLC, a Delaware limited liability company.

“Sponsor Shares” means (i) any Company Stock held directly or indirectly by the Sponsor Investor and (ii) any Equity Securities issued or issuable directly or indirectly with respect to the Company Stock referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (or in each case, any comparable transaction).

“Stockholder Shares” means any shares of Company Stock owned by any Stockholder (including Management Shares and Sponsor Shares). As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been sold in a Public Sale.

“Stockholders” means, collectively, (i) the Sponsor Investor and (ii) the Management Stockholders (each such Person, a “Stockholder”), but, in each case, only so long as such Person is shown on the Company’s books and records as the owner of one or more Stockholder Shares.

“Subsidiary” means, with respect to any Person of which (i) if a corporation, a majority of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Tag-Along Notice” has the meaning set forth in Section 5.2(a).

“Tender Notice” has the meaning set forth in Section 7.2(b)

“Tendered Shares” has the meaning set forth in Section 7.2(b)

“Termination Date” has the meaning set forth in Section 7.1(a).

“Transfer” has the meaning set forth in Section 5.1(a).

ARTICLE II

MANAGEMENT

2.1 Voting. Each Stockholder shall at all times vote all of his, her or its Stockholder Shares, and shall take all other necessary or desirable actions within such holder’s control (in such holder’s capacity as a Stockholder, Director, member of a committee of the Board, officer of the Company, or otherwise, including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), so that the composition of the Board shall be in accordance with Section 2.2 hereof.

2.2 Composition.

(a) The Board shall initially consist of five (5) members (each a “Director” and collectively the “Directors”), with a chairman, who shall initially be James Morrow, which chairman may be replaced and/or removed from time to time after the Effective Date only by the Sponsor Investor. The number of Directors serving on the Board may be modified from time to time only by the Sponsor Investor. The Directors shall be elected by the Stockholders, who agree to vote their Stockholder Shares in favor of the individuals designated by the holders of the majority of the Sponsor Shares; provided, however, that one Director so designated shall be the

Company’s chief executive officer. The Company’s chief executive officer will tender his or her resignation as a Director, subject to its acceptance by the Board, immediately upon terminating his or her employment with the Company or any of its Subsidiaries for any reason. In the event that any Director designated under this Section 2.2(a) ceases for any reason to serve as a Director, the resulting vacancy shall be filled by the holders of the majority of the Sponsor Shares pursuant to this Section 2.2(a).

(b) The rights and obligations set forth in this Section 2.2 shall continue until the first to occur of (i) the consummation of a Public Transaction and (ii) the consummation of an Approved Sale.

(c) The number and composition of the board of directors, board of managers or similar governing body, if any, of each of the Company’s Subsidiaries shall be determined from time to time by the Board.

ARTICLE III

CORPORATE OPPORTUNITIES

3.1 Conflicts of Interest and Corporate Opportunities.

(a) In recognition of the fact that the Company and its Subsidiaries, on the one hand, and members of the Sponsor Group, on the other hand, may currently engage in, and may in the future engage in, the same or similar activities or lines of business and have an interest in the same areas and types of corporate opportunities, and in recognition of the benefits to be derived by the Company and its Subsidiaries through their continued contractual, corporate and business relations with the Sponsor Group (including possible service of directors, officers and employees of members of the Sponsor Group as Directors, or as directors, managers, officers and employees of the Company and its Subsidiaries), the provisions of this Section 3.1(a) are set forth to regulate and define the conduct of certain affairs of the Company and its Subsidiaries, as they may involve the members of the Sponsor Group, and the powers, rights, duties and liabilities of the Company and its Subsidiaries, as well as its Directors, officers, employees and members in connection therewith. To the fullest extent permitted by law: (i) the members of the Sponsor Group shall have the right to, and shall have no duty (contractual or otherwise, and including fiduciary duties) not to, directly or indirectly: (A) engage or otherwise participate in any manner whatsoever in the same, similar or competing business activities or lines of business as the Company, any of its Subsidiaries or any other Stockholder, (B) do business with any client or customer of the Company, any of its Subsidiaries or any other Stockholder or (C) make investments in competing businesses of the Company, any of its Subsidiaries or any other Stockholder, and such acts as described in the foregoing items (A), (B) and (C) shall not be deemed wrongful or improper; (ii) no member of the Sponsor Group shall be liable to the Company or any other Stockholder for breach of any duty (contractual or otherwise), including fiduciary duties, by reason of any such activities described in Section 3.1(a)(i) or of such Person’s participation therein; (iii) no Stockholder or party hereto shall, by reason of being a Stockholder of the Company or otherwise being party hereto, have any right to participate in any manner in any profits or income earned or derived by or accruing to any member of the Sponsor Group from the conduct of any business other than the business of the Company or from any transaction effected by any member of the Sponsor Group for any account other than that of the Company; and (iv) in the event any member of the Sponsor Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company, any of its Subsidiaries or any other Stockholder, on the one hand, and any member of the Sponsor Group, on the other hand, or any other Person, no member of the Sponsor Group shall have any duty (contractual or otherwise), including fiduciary duties, to communicate, present or offer such corporate opportunity to the Company, any of its Subsidiaries or any other Stockholder and shall not be liable to the Company, any of its Subsidiaries or any other Stockholder for breach of any duty (contractual or otherwise), including fiduciary duties, by reason of the fact that any member of the Sponsor Group directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present or communicate such opportunity to the Company, any of its Subsidiaries or any other Stockholder, even though such corporate opportunity may be of a character that, if presented to the Company, any of its Subsidiaries or any other Stockholder, could be taken by the Company, any of its Subsidiaries or any other Stockholder. The Company, on behalf of itself and each of its current or future Subsidiaries, and each Stockholder hereby renounce any interest, right or expectancy in any such opportunity not offered to it by any member of the Sponsor Group to the fullest extent permitted by law, and the Company, on behalf of itself and each of its current or future Subsidiaries, and each Stockholder hereby waive any claim against members of the Sponsor Group, the Sponsor Investor’s Director appointees (other than any appointee who is an employee of the Company or its Subsidiaries) and any of their direct and indirect beneficial owners based on the corporate opportunity doctrine, any alleged unfairness to the Company or such Stockholder or otherwise that would require the members of the Sponsor Group, the Sponsor Investor’s Director appointees (other than any appointee who is an employee of the Company or its Subsidiaries) or any of their direct or indirect beneficial owners to offer any opportunity relating thereto to the Company, any of its Subsidiaries or such Stockholder. Notwithstanding the foregoing, nothing in this Section 3.1(a) shall exculpate the Sponsor Investor and its Director appointees from any willful misconduct, willful misuse of information that is proprietary to the Company or breach of its obligation to maintain as confidential or proprietary any information that is confidential or proprietary, respectively, to the Company or its Subsidiaries.

(b) Neither the alteration, amendment or repeal of this Section 3.1 nor the adoption of any provision of this Agreement inconsistent with this Section 3.1 shall eliminate or reduce the effect of Section 3.1(a) in respect of any matter occurring, or any cause of action, suit or claim that, but for Section 3.1(a), would accrue or arise, prior to such alteration, amendment, repeal or adoption.

ARTICLE IV

INFORMATION AND INSPECTION RIGHTS; CONFIDENTIALITY

4.1 Information and Inspection Rights.

(a) Financial Information. The Company, at its sole cost and expense, shall provide the Stockholders (including, for the avoidance of doubt, any Management Stockholders who cease to be employed by the Company) with annual audited consolidated balance sheets and statements of income and cash flows of the Company and its Subsidiaries to the extent required to be delivered to the lenders pursuant to, and in accordance with the delivery timelines set forth in, any debt financing agreements to which the Company or any of its Subsidiaries is a party. The Management Stockholders acknowledge that members of the Sponsor Group will receive additional information and reporting (including financial reporting) to which the Management Stockholders are not entitled, and that this Section 4.1(a) does not limit the rights of the Sponsor Group in that regard.

(b) Inspection Rights. Each Management Stockholder acknowledges and understands that, but for the waiver made herein, such Management Stockholder would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of any Subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the DGCL (any and all such rights, and any and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company, the Stockholder Shares or any other Equity Securities of the Company (and including in respect of all Equity Securities of the Company that the Stockholder may later acquire), the “Inspection Rights”). In light of the foregoing, each Management Stockholder to the fullest extent permitted by law, hereby unconditionally and irrevocably waives all Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 of the DGCL or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

(c) Confidentiality. Each Stockholder agrees, for so long as such Stockholder owns any Stockholder Shares and for five (5) years after the date such Stockholder ceases to own any Stockholder Shares, to use the same degree of care as such Stockholder uses to protect its own confidential information (but in no event less than reasonable care) to keep confidential all information provided to such Stockholder by or on behalf of the Company or any of its Subsidiaries; provided, however, that nothing herein will limit the disclosure of any information: (i) to the extent required by law, statute, rule, regulation, judicial process, subpoena or court order or requested by any Governmental Entity; (ii) that is in the public domain or becomes generally available to the public other than as a result of the disclosure by such Stockholder in violation of this Agreement; (iii) to a Stockholder’s advisors, representatives and Affiliates (which for the Sponsor Investor shall include, direct and indirect, current and prospective limited partners, co-investors and other investors and debt and equity financing sources), provided that such Affiliates shall have been advised of such Stockholder’s obligations under this Section 4.1(b) and shall have expressly agreed to be bound by the confidentiality provisions hereof, or shall otherwise be bound by reasonable and customary obligations of confidentiality that are substantially similar to the provisions of this Section 4.1(b), and such Stockholder shall be responsible for any breach of this Section 4.1(b) by any such Person; (iv) by the Sponsor Investor to any purchaser (including any prospective purchaser) of any or all of its Stockholder Shares; (v) to the extent necessary for, or related to, a Management Stockholder to perform service for, or in connection with employment with, the Company or any of its Subsidiaries or Affiliates; or (vi) to enforce its rights under this Agreement. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Sponsor Investor (to the extent subject to periodic public filing requirements under applicable securities laws) shall be permitted to disclose the nature and existence of the Sponsor Investor’s investment in the Company as required by such applicable securities laws.

ARTICLE V

RESTRICTIONS ON TRANSFER OF STOCK

5.1 Transfers of Stockholder Shares.

(a) Except for the Sponsor Investor, no holder of Stockholder Shares may sell, transfer, assign, pledge, participate out, encumber or otherwise dispose of (whether directly or indirectly, including, for the avoidance of doubt, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest (legal, beneficial or economic) in any Stockholder Shares (a “Transfer”), except Transfers pursuant to and in accordance with Section 5.1(b).

(b) Any Stockholder may Transfer any of its Stockholder Shares if such Transfer is (i) an Exempt Transfer, (ii) pursuant to and in accordance with Section 6.1 or in connection with a Public Transaction, (iii) to a trust formed under the laws of the United States or any political subdivision thereof solely for the benefit of such Stockholder and such Stockholder’s Family Group (or a re-Transfer of such Stockholder Shares by such trust back to such Stockholder upon the revocation of any such trust) or pursuant to the applicable laws of descent or distribution among such Stockholder’s Family Group, (iv) pursuant to and in accordance with Section 5.2 (but only as a Participating Stockholder thereunder) or (v) approved in advance in writing by the Requisite Majority; provided that (A) the restrictions contained in this Agreement will continue to apply to the Stockholder Shares after any Transfer pursuant to clause (i) or (iii) (and clause (v) above unless the Requisite Majority provides otherwise as part of its approval) and (B) each transferee of Stockholder Shares shall agree in writing, prior to and as a condition precedent to the effectiveness of such Transfer, to be bound by the provisions of this Agreement, without modification or condition, subject only to the consummation of such Transfer. Upon the Transfer of Stockholder Shares pursuant to clause (i), (iii) or (v) of the first sentence of this Section 5.1(b) the transferor will deliver written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee(s) and shall include executed counterpart(s) of, or joinder(s) to, this Agreement in a form reasonably acceptable to the Company. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Transfers to one or more transferees permitted under clause (i) of the first sentence of this Section 5.1(b) and thereafter disposing of all or any portion of such party’s interest in such transferee.

(c) For the avoidance of doubt, the rights of the Sponsor Investor in this Agreement shall extend to any Person to whom the Sponsor Investor transfers Stockholder Shares or Equity Securities (or any interest therein) in accordance with this Agreement, unless the Sponsor Investor otherwise stipulates as part of such transfer.

(d) The rights and obligations of the holders of Stockholder Shares set forth in this Section 6.1 shall continue with respect to each Stockholder Share until the first to occur of (i) the consummation of an Approved Sale and (ii) the consummation of a Public Transaction.

5.2 Tag-Along Rights.

(a) At least five (5) Business Days prior to any Transfer of any Stockholder Shares by the Sponsor Investor constituting more than fifty percent (50%) of the outstanding shares of Company Stock for value (other than an Exempt Transfer, an Approved Sale in accordance with Section 6.1 or a Public Transaction, or, subject to the terms and conditions of this Agreement, any exchange of any Stockholder Shares with the Company), the Sponsor Investor will deliver a written notice (the “Sale Notice”) to the Company and each Management Stockholders specifying in reasonable detail the identity of the prospective transferee(s) (the “Proposed Purchaser”) and the material terms and conditions of the Transfer, including without limitation price and type of consideration. Notwithstanding the restrictions contained in Section 5.1, any or all of the Management Stockholders may elect to participate in the contemplated Transfer on the same terms and conditions (including with respect to price and form of consideration) described in the Sale Notice by delivering written notice (a “Tag-Along Notice”) to the Sponsor Investor within five

(5) Business Days after delivery of the Sale Notice; provided, however, that nothing herein shall entitle any Management Stockholder to receive any form of consideration that such Management Stockholder would be ineligible to receive as a result of such Management Stockholder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Stockholders. If no Tag-Along Notice is received by the Sponsor Investor within such five (5)-Business Day period, none of the Management Stockholders shall have the right to participate in the Transfer and the Sponsor Investor shall have the right for a one hundred twenty (120)-day period following the expiration of such five (5)-Business Day period to Transfer to the Proposed Purchaser up to the number of Stockholder Shares stated in the Sale Notice, at the same or lower price and on other terms and conditions in the aggregate not materially more favorable to the Sponsor Investor than those stated in the Sale Notice.

(b) If any of the Management Stockholders have validly elected to participate in such Transfer (such Management Stockholders, “Participating Stockholders”), the maximum number of Stockholder Shares that each such Participating Stockholder will be entitled to sell in such contemplated Transfer will be equal to the product of (i) the quotient determined by dividing the number of Stockholder Shares of such class owned by such Participating Stockholder by the aggregate number of Stockholder Shares of such class owned by the transferring Stockholder and the Participating Stockholders in such sale and (ii) the number of Stockholder Shares of such class to be sold in the contemplated Transfer. In the event that the Sponsor Investor intends to Transfer more than one class or series of Stockholder Shares, the Participating Stockholders shall be required to sell in the contemplated Transfer a pro rata portion of Stockholder Shares of such class or series (to the extent such Participating Stockholders own any Stockholder Shares of such class or series of Stockholder Shares), which portion shall be determined in the manner set forth immediately above.

(c) The Sponsor Investor will use commercially reasonable efforts to obtain the agreement of the Proposed Purchaser(s) to the participation of the Participating Stockholders in any contemplated Transfer and the Sponsor Investor will not Transfer any of its Stockholder Shares to the Proposed Purchaser(s) unless (i) simultaneously with such Transfer, the Proposed Purchaser(s) purchase from the Participating Stockholders the Stockholder Shares such Participating Stockholders are entitled and have elected to sell to such Proposed Purchaser(s) pursuant to Section 5.2(b) or (ii) simultaneously with such Transfer, the Sponsor Investor purchases (on the same terms and conditions specified in Section 5.2(a)) the number of Stockholder Shares from the Participating Stockholders which the Participating Stockholders would have been entitled, and have elected, to sell pursuant to Section 5.2(b).

(d) The Sponsor Investor and the Participating Stockholders will bear their pro-rata share (based upon the proceeds, before deduction for expenses, receivable by such Person in relation to the proceeds receivable by all such Persons in such Transfer) of the out-of-pocket costs (including reasonable out-of-pocket legal and accounting costs) of any Transfer incurred by the Sponsor Investor pursuant to this Section 5.2, which costs of the Sponsor Investor shall be deemed incurred for the benefit of all Persons participating in the Transfer, and are not otherwise paid by the Proposed Purchaser or a third party. Costs incurred by the Participating Stockholders participating in the Transfer on their own behalf will not be considered costs of the Transfer hereunder.

(e) Each Participating Stockholder shall execute and deliver such agreements as may be reasonably specified by the Sponsor Investor to which the Participating Stockholders will also be party on the same terms and conditions as the Sponsor Investor, including agreements to (i) make individual representations and warranties as to the unencumbered title to such Participating Stockholder’s Stockholder Shares (subject to customary exceptions), the power, capacity, authority and legal right to Transfer such Stockholder Shares, enforceability, the non-contravention of other agreements and the absence of any adverse claim with respect to such Stockholder Shares and (ii) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its Subsidiaries on a several but not joint and several basis (based on the Participating Stockholder’s pro rata share of the aggregate proceeds of such Transfer). In addition, the Management Stockholders shall be required, if requested by the Sponsor Investor, to enter into customary non-competition, non-solicitation, no-hire and non-disparagement agreements and arrangements that are no more restrictive on such Management Stockholder than any agreement then in effect or in effect on the Effective Date between the Company or any of its Subsidiaries, on the one hand, and such Management Stockholder, on the other hand, that contains agreements, arrangements or covenants with respect to non-competition, non-solicitation, no-hire and/or non-disparagement.

(f) The Company, each of its Subsidiaries and each holder of Stockholder Shares or other Equity Securities will take all reasonably necessary or desirable actions to assist the Sponsor Investor in connection with the consummation of a Transfer of Stockholder Shares by the Sponsor Investor under this Section 5.2.

(g) The participation rights set forth in this Section 5.2 shall continue with respect to each Stockholder Share until the first to occur of (i) a Public Transaction or (ii) the consummation of an Approved Sale.

5.3 Restrictive Legends; Other Transfer Procedures.

(a) The Stockholder Shares have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be offered or sold unless subsequently registered under the Securities Act or offered and sold pursuant to an exemption from such registration then available. To the extent such Stockholder Shares have been certificated, each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such securities remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with legends in substantially the following forms:

(a) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR EVIDENCE SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

(b) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL DIRECT AND INDIRECT RESTRICTIONS ON TRANSFER AS SET FORTH IN A ROLLOVER AGREEMENT AND IN A STOCKHOLDERS AGREEMENT AMONG THE ISSUER AND CERTAIN OTHER PARTIES THERETO (INCLUDING THE NAMED HOLDER OF THIS CERTIFICATE). COPIES OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

The Company will imprint such legends on certificates (if any) evidencing Stockholder Shares. The legends set forth above will be removed from the certificates (if any) evidencing any shares which cease to be Stockholder Shares in accordance with the definition thereof.

(b) In connection with the Transfer of any Stockholder Shares, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, which shall, if so requested by the Company, be accompanied by evidence reasonably satisfactory to the Company to the effect that such Transfer of Stockholder Shares may be effected without registration of such Stockholder Shares under the Securities Act. In addition, if the holder of the Stockholder Shares delivers to the Company an opinion of counsel (reasonably satisfactory to the Company) and such opinion states that no subsequent Transfer of such Stockholder Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such securities (if then certificated) which do not bear the Securities Act legend set forth in Section 5.3(a).

(c) If any Stockholder Shares become eligible for sale pursuant to Rule 144 of the SEC or no longer constitute “restricted securities” (as defined under Rule 144(a) of the SEC), the Company shall, upon the request of the holder of such Stockholder Shares, remove the Securities Act legends set forth in Section 5.3(a) above from the certificates (if any) for such securities.

(d) Each holder of Stockholder Shares (other than the Sponsor Investor) hereby agrees that it will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter(s), during the period commencing on the date of the final prospectus relating to a Public Transaction and ending on the date specified by the Company and the managing underwriter(s) (which date shall not be more than 180 days following the date of the final prospectus relating to a Public Transaction with customary extensions): (x) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Stockholder Shares (whether such shares or any such securities are then owned by the holder of Stockholder Shares or are thereafter acquired) or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stockholder Shares, whether any such transaction described in clauses (x) or (y) above is to be settled by delivery of Stockholder Shares, in cash or otherwise. The foregoing provisions of this Section 5.3(d) shall not apply to the sale of any Stockholder Shares to an underwriter pursuant to an underwriting agreement.

5.4 Counterparts; Joinder; Employees.

(a) Prior to transferring any Stockholder Shares (other than pursuant to Section 6.1 or in connection with a Public Transaction) and as a condition precedent to the effectiveness of such Transfer, the transferring holder of Stockholder Shares will cause the prospective transferee(s) of such Stockholder Shares to execute and deliver to the Company counterparts of this Agreement and any other agreements relating to such Stockholder Shares, or executed joinders to such agreements, in each case, in a form reasonably acceptable to the Company. Notwithstanding anything herein to the contrary, any Person who acquires in any manner whatsoever any Stockholder Shares or other Equity Securities, irrespective of whether such Person has accepted and adopted in writing the terms and conditions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement to which any predecessor in such Stockholder Shares or Equity Securities was subject or by which such predecessor was bound.

(b) The Company shall require any member of Management who acquires Company Stock (including pursuant to the Rollover Agreement) to execute a counterpart to this Agreement or otherwise agree to be bound by the terms of this Agreement as a “Management Stockholder”.

5.5 Ineffective Transfer. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company will not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such securities for any purpose.

ARTICLE VI

APPROVED SALE

6.1 Approved Sale.

(a) If the Requisite Majority approves a Sale of the Company (an “Approved Sale”), then, if the Requisite Majority gives written notice to the Stockholders that they are invoking the provisions of this Section 6.1, each holder of Stockholder Shares or other Equity Securities will vote for, consent to and raise no objections against such Approved Sale and in connection therewith shall waive any claims related thereto, including claims relating to the fairness of the Approved Sale, the price paid for the Company’s Equity Securities in such Approved Sale, the process or timing of the Approved Sale or any similar claims; provided that the Approved Sale complies with provisions of Section 6.1(c).

(b)Subject to Section 6.1(c), if the Approved Sale is structured as (i) a merger or consolidation or asset sale or other transaction for which dissenter’s, appraisal or similar rights are available under applicable law, each holder of Stockholder Shares or other Equity Securities will waive any dissenter’s rights, appraisal rights or similar rights in connection with such transaction or (ii) a sale of Stockholder Shares (including by recapitalization, consolidation, reorganization, combination or otherwise), each holder of Stockholder Shares or other Equity Securities will agree to sell the same proportion (excluding any management rollover associated with such Approved Sale) of such holder’s Stockholder Shares or other Equity Securities as are to be sold by the Requisite Majority initiating the Approved Sale, on the terms and conditions approved by the Board and the Requisite Majority. The Company and each of its Subsidiaries, and subject to Section 6.1(c), each holder of Stockholder Shares or other Equity Securities, will take all necessary or desirable actions to assist the Requisite Majority and the Company in connection with any Approved Sale, including voting such holder’s Stockholder Shares and any other voting securities of the Company over which such holder has voting control in favor of such Approved Sale and the execution of all required transaction documentation.

(c)With respect to any Approved Sale, (i) the type of consideration and payment terms applicable with respect to all Stockholder Shares within each respective class or series of Stockholder Shares (if applicable) shall be identical, and, other than with respect to any management rollover, if any holders of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of Stockholder Shares shall be given the same option; provided, however, that nothing herein shall entitle any Stockholder to receive any form of consideration that such Stockholder would be ineligible to receive as a result of such Stockholder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s Stockholders, (ii) Stockholders shall be required only to make individual representations and warranties as to the unencumbered title to such Stockholder’s Stockholder Shares (subject to customary exceptions), the power, capacity, authority and legal right to such Stockholder’s Stockholder Shares, enforceability, the non-contravention of other agreements and the absence of any adverse claim with respect to such Stockholder Shares (and no representations and warranties as to any other Stockholder), and be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its Subsidiaries on a several (but not joint or joint and several basis), (iii) no Stockholder’s aggregate liability shall exceed the proceeds received by such Stockholder in connection with such sale and (iv) all Management Stockholders (if requested by the Requisite Majority) must enter into customary non-competition, non-solicitation, no-hire and non-disparagement agreements and arrangements that are no more restrictive on such Management Stockholder than any agreement then in effect or in effect on the Effective Date between the Company or any of its Subsidiaries, on the one hand, and such Management Stockholder, on the other hand, that contains agreements, arrangements or covenants with respect to non-competition, non-solicitation, no-hire and/or non-disparagement.

(d) Each Stockholder will bear its pro rata share of the out-of-pocket costs (including reasonable out-of-pocket legal and accounting costs) incurred by the Sponsor Investor in connection with such Approved Sale (based on the relative consideration to be received by the Stockholders as set forth in Section 6.1(c)), which costs shall be deemed incurred for the benefit of all Stockholders, to the extent such costs are not otherwise paid by the Company or the acquiring party. Costs incurred by any Stockholder other than the Sponsor Investor will not be considered costs of the Approved Sale hereunder.

(e) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the SEC may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares that are not “Accredited Investors” (as such term is defined under Rule 501 promulgated by the SEC) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the SEC) reasonably acceptable to the Company. Such holders will be responsible for the fees of any purchaser representative so appointed.

(f) In connection with any Approved Sale, unless otherwise determined by the Board, each Stockholder irrevocably constitutes and appoints, and will constitute and appoint, the Sponsor Investor, or any individual or entity designated by the Sponsor Investor (the “Seller Representative”), as his, her or its representative, agent and attorney-in-fact with, subject to the terms and conditions in this Agreement, full power of substitution to act and to do any and all things and execute any and all documents on behalf of such Stockholder that may be necessary, convenient or appropriate to facilitate the consummation of the Approved Sale and/or the administration of and carrying out of the terms of agreements governing such Approved Sale, including the power (i) to give and receive all notices and communications to be given or received under the terms of any agreements (the “Approved Sale Agreements”) entered into in connection with such Approved Sale and to receive service of process in connection with any claims under the Approved Sale Agreements, including service of process in connection with arbitration; (ii) to make decisions on behalf of the Stockholders with respect to the transactions and other matters contemplated by this Agreement and the Approved Sale Agreements, including regarding (A) adjustments to the purchase price, (B) indemnification and purchase-price-adjustment claims, (C) amendments to the Approved Sale Agreements or any other agreements contemplated thereby to which it is a party and (D) the defense of third party suits that may be the subject of indemnification claims, and to negotiate, enter into settlements and compromises of, and demand litigation or arbitration with respect to such third party suits or claims by any purchaser for indemnification as well as purchase-price-adjustment claims; (iii) to receive funds, make payments of funds and give receipts for funds or to receive funds for the payment of expenses of the Stockholders or to deposit such funds in such accounts as the Seller Representative deems appropriate and apply such funds in payment for such expenses; (iv) to establish and maintain such reserves as the Seller Representative deems necessary to satisfy any obligations or expenses of the Stockholders; and (v) to take all actions which under this Agreement may be taken by Stockholders and to do or refrain from doing any further act or deed on behalf of the Stockholders the Seller Representative deems necessary or appropriate in its sole discretion relating to the subject matter of the Approved Sale Agreements as fully and completely as such Stockholders could do if personally present. The relationship created herein is not to be construed as a joint venture or any form of partnership between or among the Seller Representative or any Stockholder for any purpose of U.S. federal or state law, including federal or state income tax purposes. Neither the Seller Representative nor any of its Affiliates owes or will owe any fiduciary or other duty to any Stockholder. This appointment of the Seller Representative is and will be coupled with an interest and shall not be revocable by any Stockholder in any manner or for any reason. This power of attorney shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of the Stockholder pursuant to any applicable law. The Seller Representative shall not be liable to any Stockholder in its capacity as the Seller Representative for any liability of a Stockholder or for any error of judgment made in good faith, or any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection with the agreements related to such Approved Sale. The Stockholders shall severally, but not jointly, pro rata in accordance with their respective proceeds from such Approved Sale, indemnify and hold harmless the Seller Representative from any and all losses, liabilities and expenses (including the reasonable fees and expenses of counsel) arising out of or related to the Seller Representative’s service as the Seller Representative.

(g) The provisions of this Section 6.1 will terminate on the first to occur of (i) the consummation of a Public Transaction and (ii) the consummation of an Approved Sale (except as such provisions relate to any such Approved Sale).

ARTICLE VII

REPURCHASE AND LIQUIDITY RIGHTS

7.1 Repurchase Right. Subject to Section 7.1(g) hereof:

(a) If any Management Stockholder ceases to be employed by the Company or any of its Subsidiaries for any reason (or in the case of a Management Stockholder who was not an employee, if such Management Stockholder ceases to provide services as a director, manager or officer of, or consultant or advisor to, the Company or any of its Subsidiaries for any reason or no reason) (such Management Stockholder, the “Terminating Holder” and the date of such cessation, the “Termination Date”) the Management Shares owned of record or beneficially by such Management Stockholder as of the Termination Date (such Management Shares, the “Terminating Holder Shares”) will be subject to repurchase by the Company or a third party designated by the Company (which may include members of the Sponsor Group) (the Company or such designee, the “Company Purchaser”) pursuant to the terms and conditions set forth in this Section 7.1 (the “Repurchase Right”).

(b) At any time during the Repurchase Period (as defined below), the Company Purchaser (acting in its sole discretion) may elect to exercise the Repurchase Right to purchase all or any portion of the Terminating Holder Shares in accordance with Section 8.1(c) below at a price per Terminating Holder Share equal to the Repurchase Price. “Repurchase Price” for each Terminating Holder Share means the Book Value Per Share of such Terminating Holder Share as of the date the Repurchase Right is exercised. “Book Value Per Share” means, as of the date of calculation thereof, (A) the sum of (x) (i) the total assets of the Company minus (ii) the total liabilities of the Company (in each case of each of clause (i) and (ii) as calculated in accordance with U.S. generally accepted accounting principles) and (y) cumulative goodwill amortization and/or amortization or impairment of Other Intangibles, net of any tax benefit from such goodwill or intangible amortization or impairment, of the Company effected in accordance with U.S. generally accepted accounting principles during the period beginning at the Company Merger Effective Time and ending on the date of calculation, divided by (B) the number of shares of Common Stock outstanding on the date of calculation; provided, however, that .the Sponsor Investor and the Management Stockholders agree to work together in good faith, in consultation with the Company’s accountants, to review this definition following the date hereof, but prior to Closing, and make such revisions, if any, as mutually agreed. For purposes of this Agreement, “Other Intangibles” means intangible assets as of December 31, 2021 as reported in the audited consolidated financial statements of Manning & Napier, Inc. included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2022.

(c) Subject to Section 7.1(b), the Company Purchaser may elect to exercise the Repurchase Right by delivering written notice (the “Repurchase Notice”) to the holder or holders of the Terminating Holder Shares subject to the Repurchase Right at any time during the period commencing on the Termination Date and ending on the fifth (5th) anniversary of the Termination Date (such period, the “Repurchase Period”) (it being understood and agreed that the Company Purchaser has no obligation, either now or in the future, to repurchase any Terminating Holder Shares, at any time). The Repurchase Notice will set forth the number of Terminating Holder Shares to be acquired from such holder(s), the aggregate consideration to be paid for such Terminating Holder Shares and the time and place for the closing of the transaction.

(d) The closing of the transactions contemplated by this Section 7.1 will take place on the date designated in the Repurchase Notice, which date shall not be more than thirty (30) days following the delivery of the Repurchase Notice. The Company Purchaser will pay for the Terminating Holder Shares to be purchased by it by first offsetting amounts outstanding under any debts owing by such Terminating Holder to the Company Purchaser, the Company or any of their respective Subsidiaries and will pay the remainder of the purchase price by either a check payable to, or wire transfer of immediately available funds to, the Terminating Holder. In connection with any repurchase of Terminating Holder Shares pursuant to this Section 7.1, the Terminating Holder must provide to the Company Purchaser customary representations and warranties regarding the sale of its Terminating Holder Shares, including, but not limited to, representations that such Person has good and marketable title to such Terminating Holder Shares and that they will be transferred free and clear of all liens, claims and other encumbrances.

(e) If the Company Purchaser makes available to the Terminating Holder, at the time and place and in the amount and form provided in this Section 7.1, the consideration for the Terminating Holder Shares to be repurchased in accordance with the provisions of this Section 7.1, then from and after such time, the Terminating Holder shall cease to have any rights as a holder of such Terminating Holder Shares (other than the right to receive payment of such consideration in accordance with this Section 7.1), and such Terminating Holder Shares shall be deemed purchased in accordance with the applicable provisions of this Section 7.1 and the Company Purchaser shall be deemed the owner (of record and beneficially) and holder of such Terminating Holder Shares.

(f) If, from time to time, during the Repurchase Period, there is any change affecting the Company’s outstanding equity as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then, any and all new, substituted or additional securities or other property to which the Terminating Holder is entitled by reason of the his or her ownership of the Terminating Holder Shares shall be immediately subject to the Repurchase Right and be included in the term “Terminating Holder Shares” for all purposes of the Repurchase Right, with the same force and effect as the initial Terminating Holder Shares subject to the Repurchase Right. While the total Repurchase Price shall remain the same after each such event, the Repurchase Price per Terminating Holder Share upon exercise of the Repurchase Right shall be appropriately adjusted.

(g) Notwithstanding anything to the contrary in this Section 7.1, if the Company and a Management Stockholder have entered into any other written agreement that provides for the repurchase by the Company of such Management Stockholder’s Equity Securities (a “Repurchase Agreement”) and there exists a conflict between any term, condition or provision within such Repurchase Agreement and this Section 7.1, the term, condition or provision within such Repurchase Agreement shall control.

7.2	Liquidity Rights.

(a) (i) If permitted under the Certificate of Incorporation, the Bylaws, all financing agreements and all other contracts applicable to the Company or any of its Subsidiaries as well as under applicable law, and (ii) if the Board determines in its good faith judgment that the applicable share repurchases and dividends referenced in this Section 7.2 are then in the best interests of the Company and its stockholders, then the Company shall use its Available Cash to repurchase the Management Shares (such repurchases, “Liquidity Purchases”) and to pay dividends in accordance with this Section 7.2 during each Liquidity Window (as defined below). The Board shall make the determination pursuant to the prior sentence within sixty (60) days following January 1 of each calendar year and shall provide notice to all Stockholders as to whether Liquidity Purchases shall be permitted for such calendar year within two (2) days following such determination (the “Notice Date”), which notice shall include the estimated Book Value for such Liquidity Purchases. No Stockholder (or Affiliate thereof, including any Sponsor Investor) or any other Person is required, pursuant to this Agreement or otherwise, to commit, provide or contribute capital to the Company for any purpose, including for the purpose of effecting any such Liquidity Purchases or declaring or paying any dividends.

(b) In order to request a repurchase of any Management Shares during a Liquidity Window, a Management Stockholder must provide written notice to the Company (A) if pursuant to section 7.2.(c)(i), by the beginning of the Liquidity Window, or (B) if pursuant to section 7.2.(c)(iii), within thirty (30) days following the Notice Date (a “Tender Notice”) which Tender Notice shall specify the number of Management Shares (including any shares of Common Stock to be issued upon settlement of restricted stock units or exercise of stock options occurring after the date of his or her Tender Notice and prior to the expiration of the applicable Liquidity Window) that such Management Stockholder elects to have repurchased, up to such Management Stockholder’s Liquidity Cap, in accordance with this Section 7.2. The number of shares so specified in such Management Stockholder’s Tender Notice are referred to herein as the “Tendered Shares”.

(c) During each Liquidity Window, to the extent there is then Available Cash, but subject always to Section 7.2(a), the Company shall:

(i) First, repurchase from any Management Stockholder that has provided a Tender Notice pursuant to and in accordance with Section 7.2(b), a number of Tendered Shares such that the purchase-price proceeds thereof to such Management Stockholder are sufficient in amount to cover all of his or her tax-withholding obligations in respect of (1) any of his or her restricted stock units that have vested since the close of the immediately preceding Liquidity Window through the closing of the then current Liquidity Window,

(2) any of his or her stock options that were exercised since the close of the immediately preceding Liquidity Window through the closing of the then current Liquidity Window that otherwise would have expired pursuant to their terms prior to the expiration of the then current Liquidity Window, and (3) any of his or her other stock options that were exercised or will be exercised since the close of the immediately preceding Liquidity Window through the closing of the current Liquidity Window. If there is then insufficient Available Cash to effect all Liquidity Purchases under this Section 7.2(c)(i), then the Company shall allocate its then Available Cash among such Liquidity Purchases pro rata based on the relative number of Tendered Shares that a Management Stockholder would have been entitled to have repurchased under this Section 7.2(c)(i) if there was then sufficient Available Cash to cover all such tax-withholding obligations. In addition, and notwithstanding anything which may be to the contrary herein, if an event specified in clauses (1) and (2) above (but, for clarity, not (3) above) occurs outside a pre-established Liquidity Window, a Management Stockholder may submit a Tender Notice under this Section 7.2(c)(i) and the Company will consider such request under the terms of this Section 7.2(c)(i) as if an established Liquidity Window exists.

(ii) Second, use up to 50% of its then remaining Available Cash (i.e., after all Liquidity Purchases under Section 7.2(c)(i) are satisfied), if any, to pay dividends to its then stockholders, as, when, and if declared by the Board, it being understood that the Board need not declare any such dividends and any Available Cash not used for such dividends will not increase the amount of Available Cash available for Liquidity Purchases under Section 7.2(c)(iii).

(iii) Third, use the other 50% of its then remaining Available Cash (i.e., after all Liquidity Purchases under Section 7.2(c)(i) are satisfied) to effect additional Liquidity Purchases in the following order of priority:

(A) First, to repurchase any Tendered Shares from a Management Stockholder that such Management Stockholder held prior to the first day of the applicable Liquidity Window (other than any Tendered Shares issued upon exercise of stock options since the expiration of the prior Liquidity Window), unless the Management Stockholder withdraws the request for the Company to repurchase such Tendered Shares. If there is then insufficient Available Cash to effect all Liquidity Purchases under this Section 7.2(c)(iii)(A), then the Company shall allocate its then Available Cash among such Liquidity Purchases pro rata based on the relative number of Tendered Shares that would have been repurchased under this Section

7.2(c)(iii)(A) if there was then sufficient Available Cash to repurchase all such Tendered Shares; provided that for purposes of clarity if any Tendered Shares are not purchased because there is insufficient Available Cash such Tendered Shares which are not purchased shall remain outstanding and continue to entitle the Management Stockholder to dividends (if any are declared by the Board) on such shares.

(B) Second, to repurchase from the Management Stockholders the remainder of the Tendered Shares that were included in a Tender Notice applicable to such Liquidity Window. To the extent there is then insufficient Available Cash to make the Liquidity Purchases under this Section 7.2(c)(iii)(B), the Company shall allocate its then Available Cash among such Liquidity Purchases pro rata, based on the relative number of Tendered Shares that would have been repurchased under this this Section 7.2(c)(iii)(B) if there was then sufficient Available Cash to repurchase all such Tendered Shares; provided that for purposes of clarity if any Tendered Shares are not purchased because there is insufficient Available Cash such Tendered Shares which are not purchased shall remain outstanding and continue to entitle the Management Stockholder to dividends (if any are declared by the Board) on such shares;

provided, however, that notwithstanding the foregoing, for the Liquidity Window occurring in calendar year 2023 the Company need only make the Liquidity Purchases specified in Section 7.2(c)(i) above to the extent of then Available Cash.

(d) Prior to twenty (20) days after the later of (A) the receipt of the Tender Notices or (B) the finalization of the audited financial statements for the prior year (the “Purchase Notice Date”), the Company shall deliver a notice of repurchase to each holder of Tendered Shares to be repurchased during such Liquidity Window, stating (i) the number of Tendered Shares that the Company is repurchasing, (ii) the Book Value Per Share and the aggregate purchase price for such Tendered Shares, and (iii) the date on which such Liquidity Purchase shall occur (which date shall be no later than twenty (20) days following the Purchase Notice Date, the “Liquidity Purchase Effective Date”). The Company must issue cash payment for any Liquidity Purchases no later than the tenth Business Day following the applicable Liquidity Purchase Effective Date; provided, however that in respect of any repurchase pursuant to Section 7.2(c)(i), the Company must issue cash payment for any Liquidity Purchases to cover any and all of the holder’s tax-withholding obligations contemporaneously with the vesting date (for RSUs) or exercise date (for stock options) if and to the extent the Board has made the determination to make Liquidity Purchases pursuant to the first sentence of Section 7.2(a), and subject to the other provisions of this Section 7.2.

(e) The per share purchase price for all Tendered Shares purchased in a Liquidity Window under this Section 7.2 shall be equal to Book Value Per Share as of the first day of the applicable Liquidity Window.

(f) Notwithstanding anything herein to the contrary, if there is no Available Cash for purposes of Section 7.2(c)(i), the Company shall use commercially reasonable efforts to satisfy any tax withholding obligations of a Management Stockholder.

(g) For purposes of this Section 7.2:

(i) “Available Cash” means, with respect to any Liquidity Window, cash on hand of the Company that is available as of the applicable Liquidity Purchase Effective Date for the payment of dividends or the repurchase of Management Shares, after taking into account the Company’s anticipated operating, financing, investment and other expenses during and after such Liquidity Window, and subject to any existing or anticipated reserves, as determined by the Board in its good faith judgment.

(ii) “Cause” means (a) a material breach by a Management Stockholder of his or her fiduciary duties to the Company; (b) a Management Stockholder’s material breach of his or her employment agreement or any other agreement between the Company or the Board and such Management Stockholder, which, if curable, remains uncured or continues after 30 days’ notice by the Company thereof; (c) the conviction of, or entry of a plea of guilty or nolo contendere to, (i) any crime constituting a felony in the jurisdiction in which committed, (ii) any crime involving moral turpitude (whether or not a felony), or

(iii) any other criminal act involving embezzlement, misappropriation of money, or fraud (whether or not a felony); (d) reporting to work or working while using illegal drugs; or (e) a Management Stockholder’s material negligence or dereliction in the performance of, or failure to perform such Management Stockholder’s duties of employment with the Company, which remains uncured or continues after 30 days’ notice by the Company thereof; or (f) any willful conduct, action or behavior by a Management Stockholder that is materially damaging to the Company, whether to the business interests, finance or reputation. In addition, a Management Stockholder’s employment shall be deemed to have terminated for Cause if, on the date that such Management Stockholder’s employment terminates, facts and circumstances exist that would have justified a termination for Cause, even if such facts and circumstances are discovered in good faith after such termination and communicated to such Management Stockholder within 9 months of his termination of employment.

(iii) “Disability” shall have the same meaning given such term in the long-term disability plan or policy maintained by the Company.

(iv) “Liquidity Cap” means a number of shares equal to 30% of the sum of (x) all Management Shares held by a Management Stockholder as of the date of his or her Tender Notice, and (y) any shares of Common Stock to be issued upon settlement of restricted stock units or exercise of stock options occurring after the date of his or her Tender Notice and prior to the expiration of the applicable Liquidity Window; provided, however, that if a Management Stockholder is terminated by the Company without Cause, or resigns from his or her employment with the Company due to Retirement, or his or her employment with the Company is terminated due to his or her death or Disability prior to the due date for his or her Tender Notice, then the Liquidity Cap shall instead be a number of shares equal to (I) 50% of the sum of (x) all Management Shares held by such

Management Stockholder as of the date of his or her Tender Notice, and (y) any shares of Common Stock to be issued upon settlement of restricted stock units or exercise of stock options occurring after the date of his or her Tender Notice and prior to expiration of the applicable Liquidity Window, for the first Liquidity Window following such termination, death or Disability, (II) a number of shares equal to 75% of the sum of (x) all Management Shares held by such Management Stockholder as of the date of his or her Tender Notice, and (y) any shares of Common Stock to be issued upon settlement of restricted stock units or exercise of stock options occurring after the date of his or her Tender Notice and prior to expiration of the applicable Liquidity Window, for the second Liquidity Window following such termination, death or Disability and (III) all Management Shares held by such Management Stockholder as of the date of his or her Tender Notice for each subsequent Liquidity Window; provided, further, that if the aggregate Book Value Per Share of all Management Shares held by a Management Stockholder as of the date of his or her Tender Notice is less than $100,000 as and when determined under Section 7.2(e), then all percentages in the foregoing definition shall be replaced with “100%”.

(v) “Liquidity Window” means from the period from January 1 through March 31 of each calendar year, beginning with the 2023 calendar year.

(vi) “Retirement” means a resignation of employment after attaining the earliest of (a) age 55 with at least 10 years of service with the Company (including up to five years of service with any predecessor of the Company) and (b) age 65 without regard to years of service.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

8.1 Power and Authority. Each Stockholder represents and warrants to the Company that such Stockholder has full corporate, limited liability company, limited partnership or other power and authority, as applicable, to execute and deliver this Agreement and perform its obligations hereunder.

8.2 Valid and Binding Obligation. Each Stockholder represents and warrants to the Company that this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of such Stockholder, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles where applicable.

8.3 No Conflict or Violation. Each Stockholder represents and warrants to the Company that neither the execution or delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations hereunder, will: (a) violate any provision of the certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, limited partnership agreement or such similar organizational documents, if any, of such Stockholder; or (b) violate or result in a breach of or constitute a default under any law to which such Stockholder is subject.

8.4 Investment. Each Stockholder represents and warrants to the Company that: (a) such Stockholder has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (b) such Stockholder has reviewed and evaluated all information necessary to assess the merits and risks of his, her or its investment in the Company and has had answered to such Stockholder’s satisfaction any and all questions regarding such information; (c) such Stockholder is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (d) such Stockholder is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (e) the interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws (or exempt therefrom) and the provisions of this Agreement have been complied with; (f) the determination of such Stockholder to purchase interests in the Company has been made by such Stockholder independent of any other Stockholder and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, which may have been made or given by any officer or director of the Company or any of its Subsidiaries or any other Stockholder or by any agent or employee of the Company or any of its Subsidiaries or any other Stockholder or their representatives or Affiliates; (g) no other Stockholder has acted as an agent of such Stockholder in connection with making its investment hereunder and that no other Stockholder shall be acting as an agent of such Stockholder in connection with monitoring its investment hereunder; (h) the interests in the Company were not offered to such Stockholder by means of general solicitation or general advertising; and (i) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement or side-letter that is inconsistent with, conflicts with, violates, supplements, modifies or amends any provision of this Agreement. If the Management Stockholder is party to a Rollover Agreement, then the representations and warranties in this Section 8.4 are in addition to, and not in lieu of, those made by the Management Stockholder in his or her Rollover Agreement.

ARTICLE IX

GENERAL PROVISIONS

9.1 Power of Attorney.

(a) Each holder of Stockholder Shares, other than the Sponsor Investor, hereby constitutes and appoints the chair of the Board, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all instruments the Board or the Company deems reasonably necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with the terms set forth herein; (B) all instruments, agreements and other documents necessary or reasonably requested by the Board or the Company for any Transfer of Stockholder Shares pursuant to an Approved Sale pursuant to Section 6.1 or a Transfer pursuant to Section 5.2; and (C) all instruments, agreements and other documents necessary or reasonably requested by the Board or the Company in connection with any repurchase of a Management Stockholder’s Management Shares by the Company or its designee(s) pursuant to Section 7.1; and

(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Board, to evidence, confirm or ratify any vote, consent, approval, agreement or other action made or given, or agreed to be made or given, by the holders of Stockholder Shares hereunder.

(b) The foregoing power of attorney is irrevocable, coupled with an interest and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any holder of Stockholder Shares and the Transfer of all or any portion of his, her or its Equity Securities and shall extend to such holder’s heirs, successors, assigns and personal representatives. Notwithstanding the foregoing, any power of attorney granted pursuant to this Agreement shall automatically terminate on the date this Agreement terminates.

9.2 Amendments. This Agreement may only be amended, modified or terminated (by merger, consolidation or otherwise), and the observance of any term hereof may be waived, either prospectively or retrospectively and either in general or with respect to any particular matter, only upon the written consent of the Board (pursuant to its power of attorney from the holders of Stockholder Shares as provided in Section 9.1) and of the Sponsor Investor, and without the consent of any other holder of Stockholder Shares (subject to the following proviso), and the Board may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith; provided that (i) no amendment or modification pursuant to this Section 9.2 that has an adverse and disproportionate effect on the rights and obligations hereunder of the holders of Stockholder Shares (other than the Sponsor Investor) relative to the effect on the rights and obligations of the Sponsor Investor hereunder shall be effective against such holders without the prior written consent of the holders of at least a majority of the Stockholder Shares held by such holders, and (ii) no amendment or modification pursuant to this Section 9.2 that has an adverse and disproportionate effect on the rights and obligations hereunder of the Management Stockholders (considered as a group) shall be effective against such Management Stockholders (as a group) without the prior written consent of the holders of at least a majority of the shares held by all Management Stockholders. Any such amendment, modification, termination or waiver shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver.

9.3 Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be (a) personally delivered, (b) delivered by certified mail, return receipt requested, (c) sent by reputable overnight courier service (charges prepaid) or (d) sent by email, in each case to the Company at the address set forth below and to any other recipient and to any holder of Stockholder Shares at such address as indicated by the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder (i) when delivered personally, (ii) one (1) Business Day after being sent by reputable overnight courier service, (iii) when received by the addressee (if sent by certified mail, return receipt requested) or (iv) when sent by email without notice of rejection. The addresses of the Company and the Sponsor Investor are:

To the Company:

Callodine MN Holdings, Inc.

c/o Callodine Group, LLC

Two International Place

Suite 1830

Attention:     Austin McClintock

Email:           AMcClintock@Callodine.com

and with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1501 K Street, N.W.

Washington, D.C. 20005

Attention: Karen Dewis

E-mail: kdewis@sidley.com

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

Attention: Stephen Ballas

E-mail: sballas@sidley.com

Sidley Austin LLP

60 State Street, 36th Floor

Boston, MA 02109

Attention: Elizabeth Shea Fries

E-mail: efries@sidley.com

To the Sponsor Investor:

Callodine Aggregator, LLC

c/o Callodine Group, LLC

Two International Place

Suite 1830

Attention:     Austin McClintock

Email:           AMcClintock@Callodine.com

and with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1501 K Street, N.W.

Washington, D.C. 20005

Attention: Karen Dewis

E-mail: kdewis@sidley.com

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

Attention: Stephen Ballas

E-mail: sballas@sidley.com

Sidley Austin LLP

60 State Street, 36th Floor

Boston, MA 02109

Attention: Elizabeth Shea Fries

E-mail: efries@sidley.com

9.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

9.5 Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and any subsequent holders of Stockholder Shares and their respective successors and permitted assigns, so long as they hold Stockholder Shares. If a party hereto ceases to own any Stockholder Shares, such party will no longer be deemed to be a Stockholder for purposes of this Agreement.

9.6 No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Person (including any creditors of the Company or any of its Affiliates, including of the Sponsor Group) other than the parties hereto from time to time.

9.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

9.8 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

9.9 Applicable Law; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the law of the State of

Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and any appellate court from any thereof, in any action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery or any Federal court of the United States of America sitting in the State of Delaware, (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in any such court and (iv) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

9.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

9.11 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

9.12 Delivery. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, email or other electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the reasonable request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine, email or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, email or other electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

9.13 Entire Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

9.14 Remedies. Each party hereto shall have all rights and remedies set forth in this Agreement and all rights and remedies such Person has been granted at any time under any other agreement or contract and all of the rights such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreement contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or in equity.

9.15 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. All references to any “Section”, “Article” or “Schedule” shall refer to a section, article or schedule of this Agreement, as applicable, unless otherwise indicated. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. The use of the words “or,” “either” and “any” shall not be exclusive. Each Stockholder acknowledges that this Agreement has been prepared on behalf of the Company by Sidley Austin LLP (“Sidley”), counsel to the Company, and that Sidley does not represent, and is not acting on behalf of such Stockholder. Each Stockholder has been provided with an opportunity to consult with such Stockholder’s own counsel with respect to this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement this

Agreement shall control but solely to the extent of such conflict. If any period expires on a day that is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day that is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

9.16 Spousal Consent. Each Management Stockholder who is married represents to the Company that true and complete copies of this Agreement and all documents to be executed by such Management Stockholder hereunder have been furnished to his or her spouse; and represents and warrants to the Company and to the other Stockholders that such spouse has read this Agreement and all related documents applicable to such Management Stockholder, is familiar with each of their terms, and has agreed to be bound to the obligations of such Management Stockholder hereunder and thereunder. Notwithstanding the foregoing, such consent shall not be deemed to confer or convey to the spouse any rights in such Management Stockholder’s Management Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Management Stockholder should marry or remarry subsequent to the date of this Agreement, such Management Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement and all related documents applicable to such Management Stockholder.

9.17 Fees and Expenses. At the closing of the Mergers, the Company shall, or shall cause one of its Subsidiaries to, pay and or reimburse all out-of-pocket fees and expenses (including fees of legal counsel and broker fees) of the Sponsor Group in connection with the preparation, negotiation, execution and delivery of this Agreement, the Merger Agreement, the organizational documents of the Sponsor Investor, all other documents executed in connection herewith or therewith and all of the transactions contemplated hereby and thereby.

9.18 Survival. This Article IX (General Provisions) shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the Company.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

THE COMPANY:

CALLODINE MN HOLDINGS, INC.

By:
Name:
Its:

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

THE SPONSOR INVESTOR: CALLODINE AGGREGATOR, LLC

By:
Name:
Its:

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

MANAGEMENT STOCKHOLDER:

[•]
Address: [•]
[•]
Email: [•]

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

MANAGEMENT STOCKHOLDER:

[•]
Address: [•]
[•]
Email: [•]

[Signature Page to Stockholders Agreement]

Schedule 1

List of Management Stockholders

(As of the Effective Date)

1. [•]

Exhibit C

Risk Disclosure

(See attached)

ROLLOVER AGREEMENT

Exhibit C

Risk Disclosure

THIS DISCLOSURE IS BEING FURNISHED SOLELY FOR THE INFORMATION OF THE ROLLOVER HOLDER. THIS DISCLOSURE, AND THE INFORMATION CONTAINED HEREIN, IS NOT TO BE REPRODUCED, DISTRIBUTED OR USED FOR ANY PURPOSE OTHER THAN TO EVALUATE A POSSIBLE INVESTMENT IN TOPCO SHARES AND THE ROLLOVER HOLDER AGREES THAT THEY WILL KEEP CONFIDENTIAL ALL INFORMATION CONTAINED HEREIN THAT IS NOT ALREADY IN THE PUBLIC DOMAIN. THE RISK FACTORS IN THIS DISCLOSURE ARE NOT EXHAUSTIVE AND THE ROLLOVER HOLDER IS ENCOURAGED TO PERFORM THEIR OWN INVESTIGATION WITH RESPECT TO THE BUSINESS, FINANCIAL CONDITION AND PROSPECTS OF EACH OF TOPCO AND THE COMPANY. IN MAKING AN INVESTMENT DECISION, THE ROLLOVER HOLDER MUST RELY ON THEIR OWN EXAMINATION OF TOPCO AND THE TERMS OF THE OFFERING OF TOPCO SHARES AS SET FORTH IN THE GOVERNING DOCUMENTS AND THIS DISCLOSURE, INCLUDING THE MERITS AND RISKS INVOLVED. ROLLOVER HOLDERS SHOULD CONSULT WITH THEIR OWN TAX, FINANCIAL AND LEGAL ADVISORS IN CONNECTION WITH A DECISION WHETHER TO EFFECT A ROLLOVER TRANSACTION AND ACQUIRE TOPCO SHARES. AN INVESTMENT IN TOPCO INVOLVES SIGNIFICANT RISKS AND IS SUITABLE ONLY FOR SOPHISTICATED INVESTORS THAT HAVE THE FINANCIAL ABILITY AND WILLINGNESS TO ACCEPT THE SIGNIFICANT RISKS AND LACK OF LIQUIDITY INHERENT IN AN INVESTMENT OF THIS TYPE. Capitalized terms used but not defined in this Exhibit C (“Disclosure”) have the meanings ascribed to them in the Rollover Agreement of which this Disclosure forms a part.

Information About the Company, Including Risks Relating to Its Business

The Company files reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”), but will no longer make such filings following the closing of the Transactions. These reports, proxy statements and other information may be found at http://www.sec.gov. Additional information about the Company can also be found at its Web site at https://www.manning-napier.com/ Topco “incorporates by reference” in this Disclosure the information from the documents the Company files with the SEC which means that Topco discloses important information to the Rollover Holder, including risks relating to an investment in the Company, by referring to those documents (“Incorporated Information”). The information which Topco incorporates by reference is part of this Disclosure. Additional information that the Company files with the SEC will automatically update previous information. Topco incorporates by reference the documents previously filed (including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2021 filed March 15, 2022 and the Definitive Proxy Statement on Schedule 14A filed April 29, 2021 (solely to the extent incorporated by reference into Part III of its Annual Report on Form 10-K for the year ended December 31, 2020)) and any future filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Disclosure and prior to the Rollover Transaction (including but not limited to the proxy statement to be sent to the stockholders of the Company and the Rule 13e-3 Transaction Statement on Schedule 13E-3, each as contemplated under the Merger Agreement (together, the “Transaction Filings”)).

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Any statement contained in this Disclosure or in an attachment hereto or in a document incorporated in this Disclosure by reference will be considered modified or replaced for purposes of this Disclosure if the statement is modified or replaced by a statement in a later document that also is incorporated by reference in this Disclosure. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Disclosure. Any statements contained in this Disclosure as to the contents of any contract or any other document are not necessarily complete and are qualified by reference to the copy of the contract or document filed with the SEC.

Risks Relating to the Transactions

The Transactions, if completed, may affect the reputation of the Company and relationships with its clients, customers and key employees, and any anticipated benefits of the Transactions may not be realized or may take longer than expected to realize. These and other risks to the Company and its business relating to the Transactions will be set forth in the Transaction Filings, which should be read carefully. There can be no assurance that the Transactions will be completed on a timely basis, or at all.

Illiquidity of TopCo Shares

The Rollover Agreement in Section 4.10 imposes limits on disposition of the TopCo Shares, and there are transfer restrictions set forth in the Stockholders Agreement. While the Stockholders Agreement provides the potential opportunity for Liquidity Purchases, such transactions are subject to limitations including the availability of Available Cash and a Liquidity Cap (each as defined therein). TopCo may have insufficient resources to effect Liquidity Purchases or Repurchase Rights as a result of insufficient cash from operations, costs and expenses of TopCo or the Company, contractual limitations relating to indebtedness, capital expenses and investment in the business of the Company, the costs of potential mergers and acquisitions or otherwise, requirements to service debt and other uses of liquidity by TopCo and the Company. TopCo’s Board of Directors may also determine during any period that the use of the Company’s available cash for these Liquidity Purchases is not in the best interests of the Company or its shareholders. These limitations have the effect of increasing the potential for illiquidity of the TopCo Shares and the possibility that Rollover Investors will need to hold them indefinitely, including following termination of employment with TopCo or its subsidiaries.

Risk Relating to Debt Incurred by TopCo to Finance the Transactions

TopCo is negotiating to borrow funds from multiple parties to finance the Transactions, and may borrow additional amounts from other financing sources in the future. The significant indebtedness expected to incurred by TopCo entails additional risk particularly risks that arise from the agreements with financing parties and from the use of available funds either to pay interest and principal on, or undertake a refinancing of, such indebtedness, including the risks of:

•	default and foreclosure on the assets of TopCo (and its subsidiaries including the Company) if TopCo’s operating revenues are insufficient to repay its debt obligations;

•

acceleration of TopCo’s obligations to repay the indebtedness even if it makes all principal and interest payments when due if it breaches certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	TopCo’s immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

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•	TopCo’s inability to obtain necessary additional financing if the debt contains covenants restricting its ability to obtain such financing while the debt is outstanding;

•

TopCo’s inability under certain circumstances to pay dividends on its shares or to repurchase TopCo Shares pursuant to a Repurchase Right or to effect Liquidity Purchases (each as defined in the Stockholder’s Agreement);

•

using a substantial portion of TopCo’s cash flow to pay principal and interest on debt will reduce the funds available for dividends on TopCo Shares (if declared), to repurchase TopCo Shares pursuant to a Repurchase Right, to effect Liquidity Purchases, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on TopCo’s flexibility in planning for and reacting to changes in the business and in the industry in which the Company operates;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on TopCo’s ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of its strategy and other purposes and other disadvantages compared to competitors who have less debt.

The terms and conditions of the indebtedness to be incurred by TopCo are not certain and may change from time to time. As a result, the foregoing list of risks is not necessarily complete.

Risk of Write-downs or Write-offs, Restructuring and Impairment or Other Charges

TopCo cannot provide assurance that the due diligence it has conducted on the Company will reveal all material issues that may be present with regard to Company, or that factors outside of TopCo’s or the Company’s control will not later arise, and the Merger Agreement does not provide for indemnification of TopCo. As a result of unidentified issues or factors outside of TopCo’s or the Company’s control, TopCo may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if TopCo’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with the preliminary risk analysis conducted by TopCo. In addition, charges of this nature may cause TopCo to violate leverage or other covenants to which it may be subject. Accordingly, Rollover Holders could suffer a reduction in the value of the TopCo Shares from any such write-down or write-downs.

Risks Inherent in Projections

In connection with its consideration of the Transactions TopCo has prepared prospective financial information (collectively, the “Projections”), based on its own analysis and information provided by management of the Company. Certain Projections have been provided to Rollover Holders, and other Projections have not been provided. None of the Projections take into account any circumstances or events occurring after the date of preparation and they are not audited and were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. The Projections reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond the control of TopCo and the Company, such as the risks and uncertainties contained in the Incorporated Information (including the Transaction Filings). There is a risk that TopCo and the Company may not be able to execute on their business plans, and realize the financial performance as set forth in the Projections.

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While presented with numerical specificity, Projections are forward-looking and reflect numerous estimates and assumptions with respect to future industry performance under various industry scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the business of the Company, all of which are difficult to predict and many of which are beyond the preparing parties’ control. Neither TopCo nor its representatives has made or makes any representations to any person regarding the ultimate performance of TopCo or the Company relative to the Projections. The Projections are neither fact nor a guarantee of actual future performance. The future financial results of TopCo and the Company may differ materially from those expressed in the Projections due to factors beyond their ability to control or predict. TopCo expressly disclaims any obligation to, update, revise or correct the Projections to reflect circumstances existing or arising after the date such Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error or any of the Projections otherwise would not be realized.

TopCo Will Be Controlled by the Sponsor Investor, Which May Have Conflicts

TopCo is a private company that will be controlled by the Sponsor Investor (as defined in the Stockholders Agreement). The Rollover Holder and other Management Stockholders (as defined in the Stockholders Agreement) will have limited voting rights (and in respect of voting rights, must vote their shares for members of the Board as directed by the Sponsor Investor); no shareholder veto rights over actions directed by the Sponsor Investor through its control of the Board of Directors; and all of their rights and obligations will be limited by the terms and conditions of the Stockholders Agreement and the TopCo Certificate of Incorporation and Bylaws (each as amended and in effect from time to time). While these documents provided that the Company’s chief executive officer will be a Director of TopCo, there can be no assurance that the chief executive officer will be or remain a Management Stockholder or be aligned in interest with the other Management Stockholders.

In addition, the Stockholders Agreement governs certain conflicts of interest and corporate opportunities that may arise with respect to members of the Sponsor Group (as defined in the Stockholders Agreement), and the ability of the Sponsor Group to engage in those opportunities is generally unrestricted.

Rollover Holders Have and Will Receive Incomplete Information, and TopCo Has and Will Have Information Not Provided to Rollover Holders

Rollover Holders have not been provided all of the information (including Projections) that TopCo has received or created relating to the Transactions, TopCo and the Company, and will not be provided all information material to TopCo in the future; Rollover Holders may in the future have very limited financial and other information regarding TopCo and the Company. Rollover Holders may have a substantial disadvantage in making an investment decision with respect to the exchange of the Rollover Shares for the TopCo Shares under the Rollover Agreement, and their continued holding or disposition of TopCo Shares on account of the incompleteness of their information and the disparity of information as between them and TopCo as well as between them and the Sponsor Investor.

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No Guarantee of Intended Tax Treatment

There can be no assurance that the Rollover Transaction would receive the Intended Tax Treatment (or comparable treatment under foreign, state or local law) if reviewed by the Internal Revenue Service or other taxing authorities. Rollover Holders should consult their own tax advisors with regard to each Rollover Investor’s particular tax situation and the tax laws applicable to the Rollover Transaction and TopCo Shares.

No Guarantee of Returns; Possible Loss of Capital

There can be no assurance that Rollover Investors will receive a return on their investment in TopCo Shares or that such return will be commensurate with the risks associated with such investment. It is possible that aggregate distributions or other payments to Rollover Investors (including on liquidation or disposition of TopCo Shares) may be less than their invested capital.

No Duty to Update

TopCo expressly disclaims any obligation to, update, revise or correct this Disclosure, the Projections or any other information provided to the Rollover Investor to reflect circumstances existing or arising after the date such materials were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error or any of the Projections otherwise would not be realized.

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